SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934 (Amendment No. ___)

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[x]Definitive Proxy Statement

[  ]Definitive Additional Materials

[  ]Soliciting Material Pursuant to §240.14a-12

VISTA GOLD CORP.

(Name of Registrant As Specified In Its Charter)

NOT APPLICABLE

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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VISTA GOLD CORP.

NOTICE OF MEETING
AND
MANAGEMENT INFORMATION
AND PROXY CIRCULAR

for the

Annual General and Special Meeting

to be held on

April 30, 2020

The attached Notice of Meeting, Management Information and Proxy Circular and form of proxy and notes thereto for the annual general and special meeting of Vista Gold Corp. (the “Corporation”) are first being made available to shareholders of the Corporation on or about March 13, 2020.

7961 Shaffer Parkway • Suite 5 • Littleton, CO USA 80127	Telephone: (720) 981-1185 • Facsimile (720) 981-1186

March 13,  2020

Dear shareholder:

It is my pleasure to invite you to attend the 2020 annual general and special meeting of shareholders to be held on April 30, 2020 at 10:00 a.m., Vancouver time, at the offices of Borden Ladner Gervais LLP, Suite 1200, 200 Burrard Street, Vancouver, British Columbia, Canada. If you are unable to attend this meeting in person, please complete, date, sign and return the enclosed form of proxy to ensure that your vote is counted.

The Notice of Meeting, Management Information and Proxy Circular and form of proxy and notes thereto for the meeting are enclosed. These documents contain important information and I encourage you to read them carefully.

Yours truly,

/s/ Frederick H. Earnest

FREDERICK H. EARNEST

President and Chief Executive Officer

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VISTA GOLD CORP.

NOTICE OF MEETING

NOTICE IS HEREBY GIVEN THAT the 2020 annual general and special meeting (the “Meeting”) of the shareholders of Vista Gold Corp. (the “Corporation”) will be held at the offices of Borden Ladner Gervais LLP, Suite 1200, 200 Burrard Street, Vancouver, British Columbia, Canada on April 30, 2020 at 10:00 a.m., Vancouver time, for the following purposes:

1.	to receive the Annual Report on Form 10-K and the consolidated financial statements of the Corporation, together with the auditor’s report thereon, for the fiscal year ended December 31, 2019;
2.	to elect directors to hold office until the next annual general meeting;
3.

to appoint Plante Moran PLLC as auditor to hold office until the next annual general meeting and at a remuneration to be fixed by the Corporation’s Board of Directors (the “Board”) through the Audit Committee;

4.	to conduct an advisory vote on executive compensation; and
5.	to transact such other business as may properly come before the Meeting or any adjournment or postponement thereof.

Being made available along with this Notice of Meeting are (i)  a management information and proxy circular of the Corporation (the “Information Circular”); (ii) a form of proxy and notes thereto; and (iii)  the Corporation’s Annual Report on Form 10-K.

The Board has fixed March 11, 2020, as the record date for the Meeting.

If you are a registered shareholder of the Corporation and are unable to attend the Meeting in person, please date and execute the accompanying form of proxy for the Meeting and deposit it with Broadridge by mail at 51 Mercedes Way, Edgewood, NY 11717, Attention: Processing by telephone at 1-800-690-6903 or online at www.proxyvote.com before 10:00 a.m., Vancouver time, on April 28, 2020, or no later than 48 hours (excluding Saturdays, Sundays and holidays) before any adjournment or postponement of the Meeting.

If you are a non-registered shareholder of the Corporation and receive these materials through your broker or another intermediary, please complete and return the materials in accordance with the instructions provided to you by your broker or such other intermediary.

This Notice of Meeting, the Information Circular, the form of proxy and notes thereto for the Meeting, are first being made available to shareholders of the Corporation on or about March 13, 2020.

The Corporation is carefully monitoring the public health impact of the coronavirus (COVID-19) on a daily basis, and may decide to forego the physical Meeting in favor of a virtual-only Meeting or some other alternative depending on the situation. While we understand this could disrupt the travel plans of those who plan to attend, our first priority is the health and safety of our communities, shareholders, employees and other stakeholders. In the event the Corporation decides to hold a virtual Meeting or some other alternative, shareholders will be notified and provided with additional details as soon as possible.

DATED at Littleton, Colorado, this 13th day of March, 2020.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Frederick H. Earnest

FREDERICK H. EARNEST

President and Chief Executive Officer

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TABLE OF CONTENTS

Letter to Shareholders	i
Notice of Meeting	ii
Management Information and Proxy Circular	1
Particulars of Matters to be Acted Upon	2
Information About Proxies	9
Voting by Beneficial Shareholders	11
Securities Entitled to Vote	12
Broker Non-Votes	12
Ownership of the Corporation’s Common Shares	12
Change in Control	13
Quorum	13
Corporate Governance	14
Executive Officers	23
Executive Compensation	33
Compensation of Directors	38
Securities Authorized For Issuance Under Equity Compensation Plans	40
Exchange Controls	40
Certain Canadian Federal Income Tax Considerations for U.S. Residents	40
Indebtedness of Directors and Executive Officers	42
Orders, Penalties and Settlement Agreements	42
Interest of Certain Persons in Matters to be Acted Upon	43
Interest of Informed Persons in Material Transactions	43
Review, Approval or Ratification of Transactions with Related Parties	43
Management Contracts	43
Shareholder Proposals	44
Other Matters	44
Dissenters’ Rights of Appraisal	44
Section 16(a) Beneficial Ownership Reporting Compliance	44
Multiple Shareholders Sharing the Same Address	45
Board of Directors Approval	45
Appendix “A” – Form of Proxy	A-1
Appendix “B” – Mandate of the Board of Directors	B-1

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MANAGEMENT INFORMATION AND PROXY CIRCULAR

This Management Information and Proxy Circular (“Information Circular”) is furnished in connection with the solicitation by the management and the Board of Directors (the “Board”) of Vista Gold Corp. (the “Corporation”) of proxies to be voted at the annual general and special meeting (the “Meeting”) of the shareholders of the Corporation (“Shareholders”) to be held at the offices of Borden Ladner Gervais LLP, Suite 1200, 200 Burrard Street, Vancouver, British Columbia, Canada on April 30, 2020 at 10:00 a.m., Vancouver time, for the purposes set forth in the accompanying Notice of Meeting. The Corporation is carefully monitoring the public health impact of the coronavirus (COVID-19) on a daily basis, and may decide to forego the physical Meeting in favor of a virtual-only Meeting or some other alternative depending on the situation. While we understand this could disrupt the travel plans of those who plan to attend, our first priority is the health and safety of our communities, shareholders, employees and other stakeholders. In the event the Corporation decides to hold a virtual Meeting or some other alternative, shareholders will be notified and provided with additional details as soon as possible.

It is anticipated that this Information Circular and the accompanying form of proxy will be first made available to Shareholders on or about March 13, 2020. Unless otherwise stated, the information contained in this Information Circular is given as at March 11, 2020.

The executive office of the Corporation is located at 7961 Shaffer Parkway, Suite 5, Littleton, Colorado, USA, 80127 and its telephone number is (720) 981-1185. The registered and records office of the Corporation is located at 1200-200 Burrard Street, Vancouver, British Columbia, Canada, V6C 3L6.

All references to currency in this Information Circular are in United States dollars, unless otherwise indicated. References to “C$” refer to Canadian dollars.

Information regarding the proxies solicited by management and the Board in connection with the Meeting is set out in the section below under the heading “Information About Proxies”.

Important Notice Regarding the Availability of Proxy Materials for the Meeting to be Held on April 30, 2020

Under rules adopted by the United States Securities and Exchange Commission (the “SEC”) and applicable Canadian securities commissions, we are now furnishing proxy materials on the internet pursuant to the “notice and access” rules. Instructions on how to access and review the proxy materials, which include this Information Circular, our Annual Report on Form 10-K and the accompanying form of proxy, on the internet can be found on the notice of access card sent to Shareholders by the Corporation or in the voting instructions form you receive from your intermediary. These materials, as well as directions for attending and voting at the Meeting, can also be accessed on the Internet at https://vistagold.com/images/pdf/annualmeeting/3_-_Vista_2020_Management_Circular.pdf.

The Corporation will provide to any Shareholder, upon request, one copy of any of the following documents:

(a)the Corporation’s Annual Report on Form 10-K, which includes its latest Annual Report on Form 10-K (or annual information form), together with any document, or the pertinent pages of any document, incorporated therein by reference;

(b)the comparative financial statements and management’s discussion and analysis of the Corporation for the Corporation’s most recently completed financial year in respect of which such financial statements have been issued, together with the report of the auditor thereon, and any interim financial statements and management’s discussion and analysis of the Corporation subsequent to the financial statements for the Corporation’s most recently completed financial year; and

(c)this Information Circular.

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Copies of the foregoing documents are also available on the Corporation’s website at https://vistagold.com/images/pdf/annualmeeting/3_-_Vista_2020_Management_Circular.pdf    and will be provided by the Corporation, upon request, by mail at 7961 Shaffer Parkway, Suite 5, Littleton, Colorado 80127; by phone at (720) 981-1185 or (866) 981-1185; or by email at ir@vistagold.com, free of charge to Shareholders. The Corporation may require the payment of a reasonable charge from any person or corporation who is not a Shareholder and who requests a copy of any such document. Financial information relating to the Corporation is provided in the Corporation’s comparative financial statements and management’s discussion and analysis for its most recently completed financial year. Additional information relating to the Corporation is available electronically on SEDAR at www.sedar.com and on EDGAR at www.sec.gov/edgar.shtml.

Particulars of Matters to be Acted Upon

Election of Directors

The directors of the Corporation are elected at each annual general meeting and hold office until the next annual general meeting or until their successors are duly elected or appointed, unless their office is earlier vacated in accordance with the Business Corporations Act  (British Columbia). The following are the Corporation’s seven current directors. The Board proposes to nominate each of its current directors for election as a director of the Corporation.

Name, Position, Residence and Age	Principal Occupation, Business or Employment	Director Since
John M. Clark, Director Toronto, Ontario, Canada Age - 64 (1, 3)

Chartered Professional Accountant; Chartered Accountant President of Investment and Technical Management Corp. since February 1999; director of Russel Metals Inc. since May 2012, Zephyr Minerals Ltd. since September 2010. Former director of Alberta Clipper Energy Inc. from 2004 to 2009, APIC Petroleum Corporation, Crown Point Energy Inc. from 2010 to 2015, Polaris Geothermal Inc. from 2004 to 2009, and Ram Power Corp. from 2004 to 2009.

May 18, 2001

Frederick H. Earnest, Director, President and Chief Executive Officer Parker, Colorado, USA Age - 58 (4)

Chief Executive Officer of the Corporation since January 2012; President of the Corporation since August 2007; Former director of Midas Gold Corp. from April 2011 to April 2014; Former Chief Operating Officer of the Corporation from August 2007 to January 2012.

November 6, 2007

W. Durand Eppler, Director Denver, Colorado, USA Age - 66 (3, 4)

Businessman; Managing Director of Capstone Headwaters, LLC;  Chairman and Interim Chief Executive Officer of Plata Latina Minerals Corporation and director of Golden Minerals Company; Partner of Sierra Partners from August 2004 to June 2016. Former director of Frontier Mining Limited from November 2010 to March 2015 and Augusta Resource Corporation from June 2007 to August 2014.

October 13, 2004
Deborah J. Friedman, Director Denver, Colorado, USA Age – 67 (1, 2)

Senior of Counsel, Davis Graham & Stubbs LLP; Partner, Davis Graham & Stubbs LLP from August 2000 to December 2016 and of counsel from May 1999 to August 2000; Senior Vice President, General Counsel and Corporate Secretary of Apex Silver Mines Corporation and its successor Golden Minerals Company from July 2007 to December 2015.

March 13, 2019

C. Thomas Ogryzlo, Director San Jose, Costa Rica Age - 80 (2 ,4)	Businessman; Semi-retired; Part time Interim CEO and a director of Camrova Resources Inc. (formerly Chairman, Director and Interim President); and Chairman, Golden Sun Resources Ltd.	May 1, 1995

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Michael B. Richings, Director and Non-Executive Chairman Port Ludlow, Washington, USA Age - 75 (2, 4)

Non-Executive Chairman of the Corporation since January 2012; Former President and CEO of the Corporation from May 2004 to November 2007. Former director of Guyana Goldfields Inc. from December 2013 to May 2019; Former Executive Chairman and Chief Executive Officer of the Corporation from November 2007 to January 2012 and former President and Chief Executive Officer of the Corporation from June 1995 to September 2000; Former director of Midas Gold Corp. from April 2011 to May 2015.

May 1, 1995

Tracy A. Stevenson, Director Sandy, Utah, USA Age - 69 (1, 3)

Accountant; Businessman; Former director of Uranium Resources Inc. from December 2013 to July 2017; former director of Quaterra Resources from July 2007 to May 2014, including Non-Executive Chairman from February 2008 to August 2013; former director of Ivanhoe Mines Ltd. from May 2010 to April 2012; founding member of Bedrock Resources, LLC since 2010; founding member of SOS Investors LLC since 2008.

November 6, 2007

_______________________

(1)Member of the Corporation’s  Audit Committee  (the “Audit Committee”).

(2)Member of the Corporation’s Corporate Governance and Nominating Committee (the “Corporate Governance and Nominating Committee”).

(3)Member of the Corporation’s Compensation Committee (the “Compensation Committee”).

(4)Member of the Corporation’s Health, Safety, Environmental and Social Responsibility Committee (the “Health, Safety, Environmental and Social Responsibility Committee”).

The information as to the residence and principal occupation of the nominees listed in the above table is not within the knowledge of the management of the Corporation, and has been furnished by the individual nominees as of March 11, 2020.

The following are brief biographies of the Corporation’s nominees for election to the Board:

John M. Clark,  B.Com.,  CPA, CA, Director. In addition to the roles outlined in the chart above, Mr. Clark is the Chairman of the audit committee for Russel Metals Inc. Mr. Clark earned a Bachelor of Commerce Degree from the University of Witwatersrand in South Africa in 1977, and he received a Higher Diploma in Accountancy from the University of Witwatersrand in 1979. Mr. Clark is currently Chair of the Corporation’s Compensation Committee and a member of the Corporation’s Audit Committee. He has been a director of the Corporation since May 18, 2001.

Mr. Clark had a solid background as a chartered accountant before becoming an accomplished entrepreneur involved in investment banking and in investment and management of natural resource companies in Canada. Mr. Clark’s understanding of accounting procedures and controls, coupled with his knowledge of the Corporation’s projects and their financial requirements qualifies him to serve effectively as a member of the Audit Committee and to contribute to the financial management of the Corporation. Mr. Clark’s board experience provides him with expertise and awareness of industry compensation practices to effectively serve as the Compensation Committee’s Chair. His general knowledge of the natural resources industry allows him to participate effectively and provide guidance with regards to matters brought before the Board. As the Corporation executes its business strategy focused on the development of the Corporation’s current properties and develops new projects, we expect that his contributions to financial planning and controls will be invaluable. Furthermore, he has demonstrated both integrity and high ethical standards in his business dealings and personal affairs to date, qualities which a person must possess under the Mandate of the Board (attached as Appendix “B” to this Information Circular) in order to be considered for nomination and election to the Board. Accordingly, the Board believes that Mr. Clark should once again serve on the Board.

Frederick H. Earnest, B.Sc., President, Chief Executive Officer and Director. For a full list of recent positions held by Mr. Earnest, please refer to the chart above. Mr. Earnest earned a Bachelor of Science Degree in Mining

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Engineering from the Colorado School of Mines in 1987. Mr. Earnest is a member of the Health, Safety, Environmental and Social Responsibility Committee. Mr. Earnest has been a director of the Corporation since November 6, 2007.

Management believes that the leadership skills and dynamic nature that Mr. Earnest possesses makes him an invaluable member of management. He understands the technical, economic and social aspects of the Corporation’s core project and has contributed significantly to the advancement of the Mt Todd gold project. In addition, Mr. Earnest has considerable international experience in the development and operation of gold mines. He is also fluent in Spanish. Mr. Earnest relates well to government leaders in the jurisdictions where our projects are located. Management believes that his continued involvement in the execution of the Corporation’s business plan will lead to increased Shareholder value. Furthermore, Mr. Earnest has demonstrated both integrity and high ethical standards in his business dealings and personal affairs to date, qualities which a person must possess under the Mandate of the Board (attached as Appendix “B” to this Information Circular) in order to be considered for nomination and election to the Board. Accordingly, the Board believes that Mr. Earnest should once again serve on the Board.

W. Durand Eppler, B.A., M.S., Director. In addition to the roles outlined in the chart above, Mr. Eppler is a member of the audit committee for Golden Minerals Company and Plata Latina Minerals Corporation where he also serves as Chairman and Interim Chief Executive Officer. Mr. Eppler is also a member of the Society of Mining Engineers of the American Institute of Mining, Metallurgical and Petroleum Engineers A.I.M.E., and he was a member of the Global Leadership Council for the College of Business at Colorado State University from 2001-2014. Mr. Eppler graduated from Middlebury College in 1975 with a Bachelor of Arts Degree in Geography and Religion, and he received his Master of Science Degree in Mineral Economics from the Colorado School of Mines in 1977. Mr. Eppler is currently a member of the Compensation Committee and a member of the Health, Safety, Environmental and Social Responsibility Committee. He has been a director of the Corporation since October 13, 2004.

Given the international reputation and wealth of experience that Mr. Eppler has in the commercial and investment banking aspects of the global resource sector, management believes that he should once again serve on the Board to help further develop the business and success of the Corporation. Mr. Eppler’s commercial and investment banking experience are important to the Corporation. The Corporation does not have any producing assets and ensuring that the Corporation is adequately financed is an ongoing management responsibility. Management expects to rely heavily on Mr. Eppler’s experience and expertise as we move beyond technical evaluations and prepare to advance development strategies for the Mt Todd gold project and other corporate development activities. Furthermore, Mr. Eppler has demonstrated both integrity and high ethical standards in his business dealings and personal affairs to date, qualities which a person must possess under the Mandate of the Board (attached as Appendix “B” to this Information Circular) in order to be considered for nomination and election to the Board. Accordingly, the Board believes that Mr. Eppler should once again serve on the Board.

Deborah J. Friedman, B.A., J.D., Director.  In addition to the roles outlined in the chart above, Ms. Friedman served as the head of Davis Graham & Stubbs’ Corporate Department and on the firm’s Executive Committee for a number of years. Ms. Friedman held various positions in the law department of Cyprus Amax Minerals Company from 1982 through 1994, including General Counsel and Associate General Counsel, and served as Vice President and General Counsel of AMAX Gold Inc. from 1994 to 1998. Ms. Friedman graduated from the University of Illinois in 1974 with a Bachelor of Arts Degree in History and received her Juris Doctor degree from the University of Michigan in 1977. Ms. Friedman is a member of the Corporation’s Audit Committee and Chair of the Corporate Governance and Nominating Committee. She has been a director of the Corporation since March 13, 2019.

Ms. Friedman has extensive experience in domestic and international mine development projects, including complex development and operations joint ventures, corporate and project finance, and mine development and operations matters. Her international experience includes South and Central America, the Pacific Rim including Australia, and Africa. Ms. Friedman has over 30 years experience being the primary person responsible  for SEC reporting, public offerings, public merger and acquisition transactions and other capital related matters for a number of publicly traded mining companies, including 15 years of experience with several companies trading both in the United States and Canada. Management expects that Ms. Friedman’s expertise will be valuable as we move beyond technical evaluations and prepare to advance development strategies for the Mt Todd project and other corporate development activities. Furthermore, Ms. Friedman has demonstrated both integrity and high ethical standards in her business

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dealings and personal affairs to date, qualities which a person must possess under the Mandate of the Board (attached as Appendix “B” to this Information Circular) in order to be considered for nomination and election to the Board. Accordingly, the Board believes that Ms. Friedman should continue to serve on the Board.

C. Thomas Ogryzlo, B.Mech.Eng., P.Eng, Director. Mr. Ogryzlo acts part time as Interim CEO and Director of Camrova Resources Inc. (formerly Baja Mining Corp.). He also serves as a Non-Executive Chairman of Golden Sun Resources Ltd., an emerging gold producer in Central America.  He earned his Bachelor of Mechanical Engineering Degree from McGill University in 1961, and his designation as a Professional Engineer from the Professional Engineers of Ontario in 1966. Mr. Ogryzlo is currently the Chair of the Health, Safety, Environmental and Social Responsibility Committee and a member of the Corporate Governance and Nominating Committee. Mr. Ogryzlo has served on the board of more than 20 listed companies and has been a director of the Corporation since May 1, 1995.

Mr. Ogryzlo brings a perspective to the Corporation that has been built on a solid foundation and in-depth knowledge not only of Canada’s mining sector, but also those in many other parts of the world. The Corporation has projects in Australia and Mexico. Mr. Ogryzlo’s experience in numerous foreign projects allows him to contribute in a manner which helps bring clarity and direction to many of the challenges which arise from the geographical diversity of the Corporation’s projects. Mr. Ogryzlo is fluent in Spanish,  Portuguese, and French. Mr. Ogryzlo’s experience with the construction of varied projects has been beneficial in the preliminary economic and technical evaluations of several of the Corporation’s projects. We expect that Mr. Ogryzlo’s continued participation will contribute to the advancement of the Corporation’s core project. Furthermore, he has demonstrated both integrity and high ethical standards in his business dealings and personal affairs, qualities which a person must possess under the Mandate of the Board (attached as Appendix “B” to this Information Circular) in order to be considered for nomination and election to the Board. As such, the Board believes that Mr. Ogryzlo should once again serve on the Board.

Michael B. Richings, M.Sc., Chairman and Director. For a full list of recent positions held by Mr. Richings, please refer to the chart above. In addition, Mr. Richings was awarded an Associateship of the Camborne School of Mines in 1969, and he earned his Master of Science Degree from Queen’s University in 1971. Mr. Richings is a member of the Corporate Governance and Nominating Committee and the Health, Safety, Environment and Social Responsibility Committee. Mr. Richings has been a director of the Corporation since May 1, 1995.

Mr. Richings has been with the Corporation for over twenty years and, given his leadership skills, enterprising nature and knowledge of the mining industry, he is a valued member of the Board. His knowledge of the Corporation’s properties and his key role in the development and implementation of business strategies which have created shareholder value are important to the Corporation. Prior to joining the Corporation, Mr. Richings held senior executive-level positions in the mining industry and was responsible for evaluation and development of several new projects and operations of existing mines and management. Management believes that this experience is important to the success of the Corporation’s current business plan. Furthermore, he has demonstrated both integrity and high ethical standards in his business dealings and personal affairs to date, qualities which a person must possess under the Mandate of the Board (attached as Appendix “B” to this Information Circular) in order to be considered for nomination and election to the Board. Accordingly, the Board believes that Mr. Richings should once again serve on the Board.

Tracy A. Stevenson, B.S., CPA, Director. For a full list of recent positions held by Mr. Stevenson, please refer to the chart above. In addition, Mr. Stevenson graduated Magna Cum Laude with a Bachelor of Science Degree in Accounting from the University of Utah in 1977, and he earned his designation as a Certified Public Accountant in the State of Utah in 1978. Mr. Stevenson is currently the Chair of the Audit Committee and is a member of the Compensation Committee. He has been a director of the Corporation since November 6, 2007.

Mr. Stevenson began his career in public accounting before moving to senior financial, information technology and management positions in two of the world’s largest mining companies. Mr. Stevenson’s interest in efficient development of the Corporation’s projects and his keen analytical abilities have contributed to the Corporation’s evaluation of business opportunities and to the development of the Corporation’s business strategy. His past experience as a chief financial officer has been beneficial in matters specifically related to the Audit Committee. We expect that Mr. Stevenson’s future participation on the Board will be an asset to the Corporation through sound planning and the appropriate application of the Corporation’s resources. Furthermore, he has demonstrated both

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integrity and high ethical standards in his business dealings and personal affairs to date, qualities which a person must possess under the Mandate of the Board (attached as Appendix “B” to this Information Circular) in order to be considered for nomination and election to the Board. As such, the Board believes that Mr. Stevenson should once again serve on the Board.

The Board recommends a vote “FOR” each of the nominees for director. Where no choice is so specified with respect to any resolution or in the absence of certain instructions, the proxies given pursuant to this solicitation will be voted “FOR” the nominees listed above.

Conflicts of Interest

There are no family relationships among any directors, officers or persons nominated to be directors of the Corporation. No directors of the Corporation are also directors of issuers with a class of securities registered under Section 12 of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”) (or which otherwise are required to file periodic reports under the Exchange Act) except for W. Durand Eppler who is a director of Golden Minerals Company and Plata Latina Minerals Corporation.

None of the above directors has entered into any arrangement or understanding with any other person pursuant to which he was, or is to be, elected as a director of the Corporation or a nominee of any other person.

No director or officer of the Corporation is a party adverse to the Corporation or any of its subsidiaries, or has a material interest adverse to the Corporation or any of its subsidiaries. During the past ten years, no director or executive officer of the Corporation has:

(a)filed or has had filed against such person, a petition under the U.S. federal bankruptcy laws or any state insolvency law, nor has a receiver, fiscal agent or similar officer been appointed by a court for the business or property of such person, or any partnership in which such person was a general partner, at or within two years before the time of filing, or any corporation or business association of which such person was an executive officer, at or within two years before such filings;

(b)been convicted or pleaded guilty or nolo contendere in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offences);

(c)been the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting such person’s activities in any type of business, securities, trading, commodity or banking activities;

(d)been the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any U.S. federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any type of business, securities, trading, commodity or banking activities, or to be associated with persons engaged in any such activity;

(e)been found by a court of competent jurisdiction in a civil action or by the SEC, or by the U.S. Commodity Futures Trading Commission to have violated a U.S. federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

(f)been the subject of, or a party to, any U.S. federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of: (i) any U.S. federal or state securities or commodities law or regulation; or (ii) any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or (iii) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

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(g)been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C.78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the U.S. Commodity Exchange Act (7 U.S.C.1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Additional information regarding the various committees of the Board, and the attendance of each director at meetings of the Board and its committees held during 2019, is set out in the section below under “Corporate Governance”.

Voting Procedures for the Election of Directors

Cumulative voting (i.e., a form of voting where shareholders are permitted to cast all of their aggregate votes for a single nominee) will not be permitted. The directors must be elected by an affirmative vote of a simple majority of the votes cast for each director, either in person or by proxy, at the Meeting on this matter.

Majority Voting Policy

The Corporation has adopted a majority voting policy where any nominee proposed for election as a director is required to tender his or her resignation if the director receives more “WITHHELD” votes than “FOR” votes (i.e., a majority of withheld votes) at any meeting where Shareholders vote on the uncontested election of directors. An “uncontested election” means the number of director nominees for election is the same as the number of directors to be elected to the Board. The Corporate Governance and Nominating Committee will then submit a recommendation regarding whether or not to accept the resignation to the Board. In the absence of exceptional circumstances, the Board shall accept such resignation. Within 90 days after the Meeting, the Board will issue a press release either announcing the resignation of the director or explaining the reasons justifying its decision not to accept the resignation. A director who tenders a resignation pursuant to this policy will not participate in any meeting of the Board or the Corporate Governance and Nominating Committee at which the resignation is considered.

Appointment of Auditor

The Corporation has proposed the appointment of Plante Moran PLLC (“Plante Moran”) of Denver,  Colorado, as the auditor of the Corporation to hold office until the close of the next annual general meeting of the Corporation or until a successor is appointed. It is proposed that the remuneration to be paid to the auditor be fixed by the Board through the Audit Committee. Plante Moran was appointed as the auditor of the Corporation on October 1, 2018, following the combination of EKS&H LLLP (“EKS&H”), the Corporation’s former auditor, with Plante Moran.

Representatives of Plante Moran are expected to be present at the Meeting and to be available to respond to appropriate questions from persons present at the Meeting. If representatives of Plante Moran are present at the Meeting, the Chairman of the Meeting will provide such representatives with the opportunity to make a statement if they so desire.

The auditors must be appointed and the approval of the proposal that the auditor’s remuneration be fixed by the Board through the Audit Committee must be passed by an affirmative vote of a simple majority of the votes cast, either in person or by proxy, at the Meeting on this matter.

The Board recommends a vote “FOR” (i) the appointment of Plante Moran of Denver, Colorado as the auditor of the Corporation and (ii) the proposal that the auditor’s remuneration be fixed by the Board through the Audit Committee. Where no choice is so specified with respect to any resolution or in the absence of certain instructions, the proxies given pursuant to this solicitation will be voted “FOR” (i) the appointment of Plante Moran of Denver, Colorado and (ii) the proposal that the auditor’s remuneration be fixed by the Board through the Audit Committee.

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Fees Paid to Auditor and their Independence from the Corporation

The Corporation retained Plante Moran and EKS&H to provide services which were paid for the year ended December 31, 2019 and 2018 in the following categories and amounts:

	Plante Moran 2019	Plante Moran Oct 1 – Dec 31, 2018	EKS&H Jan 1 – Sep 30, 2018
Audit Fees (1)	$156,500	$21,500	124,658
Audit Related Fees (2)	–	–	–
Tax Fees (3)	26,000	16,000	10,000
All Other Fees (4)	22,504	191	3,820
Totals	$205,004	$37,691	138,478

(1)“Audit Fees” represent fees for the audit of the Corporation’s consolidated annual financial statements, review of the Corporation’s interim financial statements and review in connection with regulatory financial filings.

(2) “Audit Related Fees” represent fees for assistance with the application of accounting and financial reporting standards and regulatory filings.

(3) “Tax Fees” represent fees for tax compliance, tax consulting and tax planning.

(4) “All Other Fees” represents legal compliance and business practice reviews, financial information systems design and implementation, internal audit co-sourcing services or other matters not covered by Audit Fees, Audit Related Fees or Tax Fees.

Policy on Pre-Approval by Audit Committee of Services Performed by Independent Auditors

The Audit Committee charter requires the Audit Committee to approve in advance all particular non-audit services provided by the Corporation’s independent auditor. Consistent with applicable laws and the procedures adopted by the Audit Committee, limited amounts of services, other than audit, review or attestation services, may be approved by one or more members of the Audit Committee pursuant to authority delegated by the Audit Committee, provided that the Audit Committee is informed of each particular service. All of the engagements and fees for 2019 were pre-approved by the Audit Committee. The Audit Committee reviews with the auditor whether the non-audit services to be provided are compatible with maintaining the auditor’s independence. The Board has determined that fees paid to the independent auditors for non-audit services in any year will not exceed the fees paid for audit services during the year. Permissible non-audit services will be limited to fees for tax services, accounting assistance or audits in connection with acquisitions, and other services specifically related to accounting or audit matters such as audits of employee benefit plans.

Advisory Vote on the Approval of Executive Compensation

The SEC’s proxy rules require that the Corporation provide its Shareholders with the opportunity to vote to approve, on an advisory (non-binding) basis, the compensation of the Corporation’s named executive officers as disclosed in this Information Circular in accordance with applicable SEC rules.

As described in greater detail below under the heading “Executive Compensation - Compensation Discussion and Analysis”, the Corporation’s goal for its executive compensation program is to attract, motivate and retain a talented team of executives who will provide leadership for its success, and thereby increase Shareholder value. The Corporation believes that its executive compensation program satisfies this goal and is strongly aligned with the long-term interests of its Shareholders. Please see the section “Executive Compensation” and the related compensation tables below for additional details about the Corporation’s executive compensation programs, including information about the fiscal 2019 compensation of the Corporation’s named executive officers.

At our annual general meeting of Shareholders held May 2, 2019, the Shareholders approved the compensation of the Corporation’s named executive officers for the fiscal year 2018 (“Say-on-Pay Vote”). Additionally, at our annual general meeting of Shareholders held April 27, 2017, the Shareholders recommended a frequency for Say-on-Pay votes of every year. Subsequently, the Board adopted the Shareholders’ recommendation of holding Say-on-Pay votes every year. Accordingly, Shareholders are being asked to vote on executive compensation again at this Meeting.

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The Corporation is asking its Shareholders to indicate their support for its named executive officer compensation as described in this Information Circular. This proposal, commonly known as a “say-on-pay” proposal, gives Shareholders the opportunity to express their views on the Corporation’s named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Corporation’s named executive officers and the philosophy, policies and practices described in this Information Circular. Accordingly, the Corporation is asking Shareholders to vote “FOR” the following resolution at the Meeting:

“BE IT RESOLVED, that the compensation paid to the Corporation’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby approved, as included in the Corporation’s Information Circular.”

This say-on-pay vote is advisory, and therefore, is not binding on the Corporation, the Compensation Committee or the Board. The Board and the Compensation Committee value the opinions of the Shareholders, and to the extent there is any significant vote against named executive officers’ compensation as disclosed in this Information Circular, the Corporation, the Board and the Compensation Committee will consider the results of the vote in future compensation deliberations.

The approval, on an advisory, non-binding basis, of the Shareholder resolution regarding the compensation of the Corporation’s named executive officers as described in this Information Circular will be granted if passed by an affirmative vote of a simple majority of the votes cast, either in person or by proxy, at the Meeting on this matter.

The Board recommends that the Shareholders vote “FOR” the resolution approving the compensation of our named executive officers as disclosed in this Information Circular.

Where no choice is so specified with respect to any resolution or in the absence of certain instructions, the proxies given pursuant to this solicitation will be voted “FOR” the resolution approving the compensation of our named executive officers as disclosed in this Information Circular. Under the rules of the NYSE American LLC (“NYSE American”), brokers are prohibited from giving proxies to vote on executive compensation matters unless the beneficial owner of such shares has given voting instructions on the matter. This means that if your broker is the record holder of your shares, you must give voting instructions to your broker with respect to this proposal if you want your broker to vote your shares on the matter.

Information About Proxies

Solicitation of Proxies

The solicitation of proxies by management and the Board will be made primarily by notice and access but solicitation may be made by telephone or in person with the cost of such solicitation to be borne by the Corporation. While no arrangements have been made to date, the Corporation may contract for the solicitation of proxies for the Meeting. Such arrangements would include customary fees, which would be borne by the Corporation.

Appointment of Proxyholder

The persons named in the enclosed form of proxy for the Meeting are officers of the Corporation and nominees of management and the Board. A Shareholder has the right to appoint some other person, who need not be a Shareholder, to represent such Shareholder at the Meeting by inserting that other person’s name in the blank space provided on the form of proxy, which form of proxy is set out in Appendix “A”. If a Shareholder appoints one of the persons designated in the accompanying form of proxy as a nominee and does not direct the said nominee to vote either “FOR” or “WITHHOLD” from voting on a matter or matters, or where instructions on the form of proxy are uncertain with respect to which an opportunity to specify how the common shares of the Corporation (“Common Shares”) registered in the name of such registered

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Shareholder shall be voted, the proxy shall be voted “FOR” the resolutions identified in this Information Circular.

The instrument appointing a proxyholder must be in writing and signed by the registered Shareholder, or such registered Shareholder’s attorney authorized in writing, or if the registered Shareholder is a corporation, by the authorized representative or a duly authorized person on behalf of such corporation. A proxy must be dated. In order for a proxy to be valid, a registered Shareholder must:

(a)sign his or her name on the lines specified for such purpose at the bottom of the form of proxy; and

(b)return the properly executed and completed form of proxy:

(i)by mailing it or delivering it by hand in the appropriate enclosed return envelope addressed to Vote Processing, c/o Broadridge. to be received by 10:00 a.m., Vancouver time, on April 28, 2020, or no later than 48 hours before any adjournment or postponement of the Meeting, or

(ii) by depositing it with the Chair of the Meeting prior to commencement of the Meeting.

Revocation of Proxy

A registered Shareholder may revoke a proxy by delivering an instrument in writing executed by such registered Shareholder or by the registered Shareholder’s legal representative or trustee in bankruptcy or, where the registered Shareholder is a corporation, by a duly authorized person on behalf of the corporation or by the authorized representative appointed for the corporation, either to the registered office of the Corporation at any time up to and including the two business days preceding the day of the Meeting or any adjournment or postponement thereof, with the Chair of the Meeting prior to commencement of the Meeting or any adjournment or postponement thereof or in any other manner permitted by law.

Voting of Proxies

A registered Shareholder may direct the manner in which his or her Common Shares are to be voted or withheld from voting in accordance with the instructions of the registered Shareholder by marking the form of proxy accordingly. The management nominees designated in the enclosed form of proxy will vote the Common Shares represented by proxy in accordance with the instructions of the registered Shareholder on any resolution that may be called for and if the registered Shareholder specifies a choice with respect to any matter to be acted upon, the Common Shares will be voted accordingly. Where no choice is so specified with respect to any resolution or in the absence of certain instructions, the Common Shares represented by a proxy given to management will be voted “FOR” the resolutions identified in this Information Circular. If more than one direction is made with respect to any resolution, such Common Shares will similarly be voted “FOR” the resolution.

Exercise of Discretion by Proxyholders

The enclosed form of proxy when properly completed and delivered and not revoked, confers discretionary authority upon the proxyholders named therein with respect to amendments or variations of matters identified in the accompanying Notice of Meeting, and other matters not so identified which may properly be brought before the Meeting. At the date of this Information Circular, management of the Corporation knows of no such amendments, variations or other matters to come before the Meeting. If any amendment or variation or other matter comes before the Meeting, the persons named in the proxy will vote in accordance with their best judgement on such amendment, variation or matter, subject to any limitations imposed by applicable law.

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Voting by Beneficial Shareholders

The information set out in this section is important to many Shareholders as a substantial number of Shareholders do not hold their Common Shares in their own name.

Persons who hold Common Shares through their brokers, agents, trustees or other intermediaries (such persons, “Beneficial Shareholders”) should note that only proxies deposited by registered Shareholders whose names appear on the share register of the Corporation may be recognized and acted upon at the Meeting. If Common Shares are shown on an account statement provided by a broker, then in almost all cases the name of such Beneficial Shareholder will not appear on the share register of the Corporation. Such Common Shares will most likely be registered in the name of the broker or an agent of the broker. In Canada, the vast majority of such shares will be registered in the name of “CDS & Co.”, the registration name of CDS Clearing and Depositary Services Inc., and in the United States, the vast majority will be registered in the name of “Cede & Co.”, the registration name of the Depository Trust Company, which entities act as nominees for many brokerage firms. Common Shares held by brokers, agents, trustees or other intermediaries can only be voted by those brokers, agents, trustees or other intermediaries in accordance with instructions received from Beneficial Shareholders. As a result, Beneficial Shareholders should carefully review the voting instructions provided by their intermediary with this Information Circular and ensure they communicate how they would like their Common Shares voted.

Beneficial Shareholders who have not objected to their intermediary disclosing certain ownership information about themselves to the Corporation are referred to as “NOBOs”. Those Beneficial Shareholders who have objected to their intermediary disclosing ownership information about themselves to the Corporation are referred to as “OBOs”. In accordance with the requirements of National Instrument 54-101 Communication with Beneficial Owners of Securities of a Reporting Issuer of the Canadian Securities Administrators and Rule 14a-13 under the Exchange Act, the Corporation has elected notice and access for delivery of the Notice of Meeting, this Information Circular and the form of proxy (collectively, the “Meeting Materials”) indirectly through intermediaries to all of the Beneficial Shareholders. The intermediaries (or their service companies) are responsible for forwarding the Meeting Materials to each Beneficial Shareholder, unless the Beneficial Shareholder has waived the right to receive them. The Corporation will pay for intermediaries to forward the Meeting Materials to OBO’s.

Intermediaries will frequently use service companies to forward the Meeting Materials to Beneficial Shareholders. Generally, a Beneficial Shareholder who has not waived the right to receive Meeting Materials will either:

(a)be given a form of proxy which (i) has already been signed by the intermediary (typically by a facsimile, stamped signature), (ii) is restricted as to the number of shares beneficially owned by the Beneficial Shareholder, and (iii) must be completed, but not signed, by the Beneficial Shareholder and deposited with Broadridge; or

(b)more typically, be given a voting instruction form (“VIF”) which (i) is not signed by the intermediary, and (ii) when properly completed and signed by the Beneficial Shareholder and returned to the intermediary or its service company, will constitute voting instructions which the intermediary must follow.

VIFs should be completed and returned in accordance with the specific instructions noted on the VIF. The purpose of this procedure is to permit Beneficial Shareholders to direct the voting of the Common Shares which they beneficially own.

Please return your voting instructions as specified in the VIF. Beneficial Shareholders should carefully follow the instructions set out in the VIF, including those regarding when and where the VIF is to be delivered.

Although Beneficial Shareholders may not be recognized directly at the Meeting for the purpose of voting Common Shares registered in the name of their broker, agent, trustee or other intermediary, a Beneficial Shareholder may attend the Meeting as a proxyholder for a Shareholder and vote Common Shares in that capacity. Beneficial Shareholders who wish to attend the Meeting or have someone else attend on their behalf, and indirectly vote their Common Shares as proxyholder for the registered Shareholder should contact their broker, agent, trustee or other

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intermediary well in advance of the Meeting to determine the steps necessary to permit them to indirectly vote their Common Shares as a proxyholder.

Securities Entitled to Vote

As of March 11, 2020, the authorized share capital of the Corporation consists of no maximum number of Common Shares, without par value of which 100,698,124 Common Shares are issued and outstanding. Every Shareholder who is present in person, by proxy or by authorized representative and entitled to vote at the Meeting shall on a show of hands have one vote and every Shareholder entitled to vote at the Meeting shall on a ballot have one vote for each Common Share they hold.

The Board has fixed the close of business on March 11, 2020 as the record date for the purpose of determining the Shareholders entitled to receive notice of and to vote at the Meeting, but the failure of any Shareholder to receive notice of the Meeting does not deprive such Shareholder of the entitlement to vote at the Meeting.

Broker Non-Votes

Brokers and other intermediaries, holding Common Shares in street name for their customers, are required to vote the shares in the manner directed by their customers. Under the rules of the NYSE American, brokers are prohibited from giving proxies to vote on non-routine matters (including, but not limited to, non-contested director elections and advisory votes on executive compensation) unless the beneficial owner of such Common Shares has given voting instructions on the matter.

The absence of a vote on a matter where the broker has not received written voting instructions from a Beneficial Shareholder is referred to as a “broker non-vote”. Any Common Shares represented at the Meeting but not voted (whether by abstention, broker non-vote or otherwise) will have no impact on any matters to be acted upon at the Meeting.

Ownership of the Corporation’s Common Shares

Ownership by Management

The following table sets forth certain information regarding beneficial ownership, control or direction, directly or indirectly, of the Common Shares, as of March 9, 2020, by (i) each of the Corporation’s executive officers and directors individually; and (ii) the Corporation’s executive officers and directors, as a group.

Name and Position (1)	Common Shares Beneficially Owned	Percentage of Class (2)
John M. Clark: Director	183,201(3)	*
W. Durand Eppler: Director	481,612(4)	*
Deborah J. Friedman: Director	66,666(5)	*
C. Thomas Ogryzlo: Director	372,508(6)	*
Tracy A. Stevenson: Director	432,332(7)	*
Michael B. Richings: Chairman and Director	441,825(8)	*
Frederick H. Earnest: President Chief Executive Officer, Director	1,399,066(9)	1.4%
Douglas L. Tobler: Chief Financial Officer	77,000(10)	*
John W. Rozelle: Senior Vice President	431,969(11)	*
Pamela A.Solly: Vice President of Investor Relations	100,000(12)	*
All executive officers and directors as a group (10 persons)	3,986,179	4.0%

*	Represents less than 1% of the outstanding Common Shares.
(1)	The address of each of the persons listed is c/o Vista Gold Corp., 7961 Shaffer Parkway, Suite 5, Littleton, Colorado 80127.
(2)

In accordance with Rule 13d-3(d)(1) under the Exchange Act, the applicable percentage of ownership for each person is based on 100,698,124 Common Shares outstanding as of March 9, 2020, plus any securities held by such person exercisable for or convertible into Common Shares within 60 days after March 9, 2020.

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(3)	Includes 183,201 Common Shares currently owned and 100,000 Common Shares which may be acquired upon the exercise of immediately exercisable options.
(4)	Includes 381,612 Common Shares currently owned and 100,000 Common Shares which may be acquired upon the exercise of immediately exercisable options.
(5)	Includes nil Common Shares currently owned and 66,666 Common Shares which may be acquired upon the exercise of immediately exercisable options.
(6)	Includes 272,508 Common Shares currently owned and 100,000 Common Shares which may be acquired upon the exercise of immediately exercisable options.
(7)	Includes 332,332 Common Shares currently owned and 100,000 Common Shares which may be acquired upon the exercise of immediately exercisable options.
(8)	Includes 341,825 Common Shares currently owned and 100,000 Common Shares which may be acquired upon the exercise of immediately exercisable options.
(9)	Includes 1,201,066 Common Shares currently owned and 198,000 Common Shares which may be acquired upon the exercise of immediately exercisable options.
(10)	Includes 2,000 Common Shares currently owned and 75,000 Common Shares which may be acquired upon the exercise of immediately exercisable options.
(11)	Includes 373,302 Common Shares currently owned and 58,667 Common Shares which may be acquired upon the exercise of immediately exercisable options.
(12)	Includes nil Common Shares currently owned and 100,000 Common Shares which may be acquired upon the exercise of immediately exercisable options.

Ownership by Principal Shareholders

The following table sets forth certain information regarding the ownership of the Common Shares as at March 11, 2020 by each  Shareholder known to the Corporation to beneficially own or control or direct, directly or indirectly, more than five percent of the outstanding Common Shares based on such person’s most recently available Schedule 13G filed with the SEC.

Name and Address	Common Shares Beneficially Owned(1)	Percentage of Class (1)
Sun Valley Gold LLC (“Sun Valley”)	18,622,544	18.5%
620 Sun Valley Road
Sun Valley, ID 83353

Euro Pacific Asset Management	5,126,624	5.1%
Lots 81-82, Street C, Suite 204
Dorado, Puerto Rico 00646

(1)In accordance with Rule 13d-3(d)(1) under the Exchange Act the applicable percentage of ownership of each Shareholder is based on 100,698,124 Common Shares outstanding as of March 11, 2020, plus any securities held by such Shareholder exercisable for or convertible into Common Shares within 60 days after the date of this Information Circular.

Change in Control

The Corporation has no charter or by-law provisions that would delay, defer or prevent a change in control of the Corporation.

The Corporation is not aware of any arrangement that might result in a change in control in the future. To the Corporation’s knowledge there are no arrangements, including any pledge by any person of the Corporation’s securities, the operation of which may at a subsequent date result in a change in the Corporation’s control.

Quorum

Under the Articles of the Corporation, the quorum for the transaction of business at the Meeting is two or more  Shareholders entitled to vote at the Meeting represented in person or by proxy.

Abstentions will be counted as present for purposes of determining the presence of a quorum at the Meeting, but will not be counted as votes cast. Broker non-votes (shares held by a broker or nominee as to which the broker or

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nominee does not have the authority to vote on a particular matter) will not be counted as present for purposes of determining the presence of a quorum for purposes at the Meeting and will not be voted.

Accordingly, neither abstentions nor broker non-votes will have any effect on the outcome of the votes on the matters to be acted upon at the Meeting.

Corporate Governance

The Board and executive officers consider good corporate governance to be an important factor in the efficient and effective operation of the Corporation. The Canadian Securities Administrators implemented National Policy 58-201 - Corporate Governance Guidelines and National Instrument 58-101 - Disclosure of Corporate Governance Practices (“NI 58‑101”) in each of the provinces and territories of Canada. The NYSE American has also established rules for corporate governance as detailed in the NYSE American’s Company Guide (the “NYSE American Company Guide”). The Board is of the view that the Corporation’s system of corporate governance meets these sets of guidelines and requirements.

Board of Directors

The present Board consists of seven directors, six of whom are viewed as being “independent” within the meaning of NI 58-101 and six of whom qualify as unrelated directors who are viewed as being “independent” within the meaning of Section 803A of the NYSE American Company Guide. John M. Clark, W. Durand Eppler, Deborah J. Friedman,  Michael B. Richings, C. Thomas Ogryzlo and Tracy A. Stevenson are considered to be independent members of the Board.

Frederick H. Earnest is not an independent director because of his management position with the Corporation.

Board Leadership Structure

Michael B. Richings is the Chairman of the Board and is considered under securities laws to be an independent director. All of the members of the Corporate Governance and Nominating Committee, the Audit Committee and the Compensation Committee are independent directors and each of such committees meets regularly without management present. The Board has reviewed the Corporation’s current Board leadership structure in light of the composition of the Board, the Corporation’s size, the nature of the Corporation’s business, the regulatory framework under which the Corporation operates, the Corporation’s share base, the Corporation’s peer group and other relevant factors, and has determined that having a non-executive Chairman of the Board with the valuable experience and knowledge of the Corporation that Mr. Richings possesses (as a former executive of the Corporation) is currently the most appropriate leadership structure for the Corporation.

The Board believes that adequate structures and processes are in place to facilitate the functioning of the Board independently of the Corporation’s management. The independent directors met together eleven times during 2019.  The regularly scheduled committee meetings give the independent directors the opportunity for open and frank discussions on all matters they consider relevant, including an assessment of their own performance. In addition, the Board meets periodically with the Corporation’s auditor without management present. Accordingly, the Board believes that there is adequate leadership by the independent directors.

A number of directors of the Corporation hold directorships with other issuers. Details of those other directorships can be found above in the table under the heading “Particulars of Matters to be Acted Upon - Election of Directors”.

The following table sets forth director attendance at Board and committee meetings for the year ended December 31, 2019.  None of the incumbent directors of the Corporation attended fewer than 90% of the Board meetings in 2019.  The President and Chief Executive Officer of the Corporation is required to attend annual general meetings. Attendance by other directors is discretionary. All directors attended the 2019 annual general meeting.

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Director	Board Meetings (Attended/Held)	Audit Committee Meetings (Attended/Held)	Corporate Governance and Nominating Committee Meetings (Attended/Held)	Compensation Committee Meetings (Attended/Held)	HSE&SR Committee Meetings (Attended/Held)
John M. Clark	11/11	5/5	N/A	3/3	N/A
Frederick H. Earnest	11/11	N/A	N/A	N/A	5/5
W. Durand Eppler	11/11	N/A	2/2	3/3	5/5
Deborah J. Friedman(1)	7/7	2/2	N/A	N/A	N/A
C. Thomas Ogryzlo	10/11	N/A	2/2	N/A	5/5
Michael B. Richings(2)	11/11	3/3	2/2	N/A	3/3
Tracy A. Stevenson	11/11	5/5	N/A	3/3	N/A

_____________________________

(1)

Deborah J. Friedman joined the Vista Board of Directors effective March 13, 2019 and became a member of the Audit Committee and Corporate Governance and Nominating Committee on May 2, 2019. The Board of Directors held seven meetings between March 13, 2019 and December 31, 2019. The Audit Committee held two meetings between May 2, 2019 and December 31, 2019.

(2)

Michael B. Richings ceased being a member of the Audit Committee and became a member of the HSE&SR Committee on May 2, 2019. The Audit Committee held three meetings between January 1, 2019 and May 2, 2019. The HSE&SR Committee held three meeting between May 2, 2019 and December 31, 2019.

Mandate of the Board of Directors

Pursuant to the Business Corporations Act (British Columbia), the Board is required to manage or supervise the management of the affairs and business of the Corporation. The Board has adopted a written mandate, which defines its stewardship responsibilities in light of this statutory obligation. Under this mandate, the Board is responsible for (i) the stewardship of the business and affairs of the Corporation; (ii) supervising the management of the business and affairs of the Corporation; (iii) providing leadership to the Corporation by practicing responsible, sustainable and ethical decision making; (iv) ensuring that all major issues affecting the Corporation are given proper consideration, including the identification and management of risks relating to the business and affairs of the Corporation and (v) directing management to ensure that legal, regulatory and stock exchange requirements applicable to the Corporation have been met. In addition, the Board is also responsible for succession planning and assuring the integrity of the Corporation’s disclosure controls and procedures, internal controls over financial reporting and management information systems. In carrying out these responsibilities, the Board is entitled to place reasonable reliance on management. The mandate and responsibilities of the Board are to be carried out in a manner consistent with the fundamental objective of protecting and enhancing the value of the Corporation and providing ongoing benefit to the Shareholders. See Appendix “B” for the Mandate of the Board.

Position Descriptions

The Board has developed written position descriptions for the Chair of the Board, and the Chief Executive Officer.

The Chair’s primary responsibilities include providing leadership to foster effectiveness of the Board, Chairing all Board meetings and managing the affairs of the Board and shareholders, and ensuring that the Board is organized properly, functions effectively and meets its obligations and responsibilities. The Chair also acts as the primary spokesperson for the Board and ensures that there is effective communication with shareholders, and between the Board and senior management. The Chair also acts in an advisory capacity to the CEO in all matters concerning the interests of the Board and works with the CEO in developing and monitoring the progress of strategic plans and in monitoring policy implementation.

The Chair of each committee of the Board is identified below under the heading “Corporate Governance - Board of Directors - Committees of the Board of Directors”. The Corporation has not developed written position descriptions

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for the Chair of each committee. The roles and responsibilities of each Chair are delineated by the Board. Each Chair provides leadership to its respective committee to assist that committee with operating effectively.

Orientation and Continuing Education

New Board members receive comprehensive orientation regarding the role of the Board, its committees and the directors, as well as the nature and operations of the Corporation’s business. As well, presentations are given, from time to time, to the Board on legal and other matters applicable to the Corporation and directors’ duties.

Ethical Business Conduct

On December 19, 2003, the Board adopted a Code of Business Conduct and Ethics (the “Code of Ethics”), which is based on the fundamental principles of honesty, loyalty, fairness, forthrightness and use of common sense in general. The Code of Ethics is amended from time to time to reflect changes in the Corporation’s practices and good governance. An integral part of the Code of Ethics is the policy that the Corporation will be managed with full transparency, and in the best interests of the shareholders and other stakeholders of the Corporation. The Code of Ethics (as amended) is available on the Corporation’s website at www.vistagold.com. The Code of Ethics applies to all directors, officers and employees of the Corporation, including the Corporation’s Chief Executive Officer and Chief Financial Officer. The Board, through the Corporate Governance and Nominating Committee, is responsible for monitoring compliance with the Code of Ethics. The Corporate Governance and Nominating Committee reviews with management any issues with respect to compliance with the Code of Ethics. The Corporation intends to disclose on its website any amendments to the Code of Ethics and if any waiver or implied waiver from a provision of its Code of Ethics is granted to a director or officer of the Corporation. No waivers or implied waivers were granted from the requirements of the Corporation’s Code of Ethics during the year ended December 31, 2019, or during the subsequent period through to the date of this Information Circular.

The Board ensures, through the Corporate Governance and Nominating Committee, that the directors exercise independent judgement in considering transactions and agreements in respect of which a director or executive officer has a material interest. The Code of Ethics sets out the procedures with respect to reporting conflicts of interest. Actual or potential conflicts of interests are reported to the Chair of the Corporate Governance and Nominating Committee. Members of the Corporate Governance and Nominating Committee are required to be particularly vigilant in reviewing and approving conflicts of interests.

Hedging Policy

The Corporation’s insider trading policy strongly discourages its directors, officers, family members of the directors and officers and any other entities in which such persons have a substantial beneficial interest, serves as trustee  or is otherwise owned or controlled by such persons, from engaging in any form of hedging or monetization transactions, such as zero-cost collars and forward sale contracts. The policy further provides that any such person desiring to enter into such arrangements must first pre-clear the proposed transaction with the Company’s Chief Executive Officer. Any request for pre-clearance of a hedging or similar transaction must be submitted to the CEO at least two weeks prior to the proposed execution of the transaction and must set forth a justification for the proposed transaction. The CEO may deny clearance of such transactions in their sole discretion. During the fiscal year ended December 31, 2019, no requests for pre-clearance of a hedging or similar transaction were made or granted.

Diversity

On March 13, 2019, the Board unanimously adopted a diversity policy (the “Diversity Policy”), designed to assist the Corporation in achieving various objectives focused on recruiting and managing key talent while promoting diversity and inclusion, including in regard to the representation of women on the Board and in senior executive officer positions. The Diversity Policy sets out the Corporation’s diversity objectives which include, to: (i) consider, recruit, manage and promote individuals who are highly qualified, based on their talents, experience, functional expertise, skills, character, and qualities, and in light of the Corporation’s current and future plans and objectives as well as anticipated regulatory and market developments and other appropriate factors; (ii) consider criteria that promote diversity, including on the basis of age, race, gender, ethnicity, geographic knowledge, industry experience,

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board tenure and culture; and (iii) consider the level of representation of women on the Board and in senior executive officer positions along with other markers of diversity when making recommendations for nominees to the Board or for appointment as senior executive officers and in general with regard to succession planning for the Board and executive officers.

The Corporation’s Diversity Policy is available on the Corporation’s website at www.vistagold.com.

Women Board Members and Executive Officers

Pursuant to the Corporate Governance and Nominating Committee Charter, at least annually the Corporate Governance and Nominating Committee performs a review and evaluation of the proportion of female employees at the Corporation, in executive positions and on the Board and reports to the Board on the results of this review and evaluation.

In identifying and nominating candidates for election or re-election to the Board, the Corporate Governance & Nominating Committee gives consideration to the level of representation of women on the Board, but does not allocate any significant greater weighting to a candidate based on his or her gender. The ultimate decision to nominate an individual to the Board will be based on merit and the contribution the chosen candidate will bring to the Board. Similarly, the Board and management will consider the level of representation of women in executive officer positions, but hiring decisions will ultimately be based on abilities and suitability. Selection of female candidates will be dependent upon the pool of female candidates with the necessary skills, knowledge and experience. The Corporation believes that this approach enables it to make decisions regarding the composition of the Board and senior management team based on what is in the best interests of the Corporation and its shareholders.

The Corporation has not adopted a target for women on the Board or in executive officer positions because the Corporation does not believe that any director nominee or executive officer should be chosen or excluded solely or largely because of gender. In selecting a director nominee, the Corporate Governance & Nominating Committee focuses on skills, expertise and background that would complement the existing Board. Similarly, the Board and management make hiring decisions for executive officers on the basis of merit and suitability.

As at March 11, 2020, there is one female director (representing 14.3% of the total number of directors) and one female executive officer of the Corporation. On March 13, 2019,  Deborah J. Friedman was appointed to the board as an additional director of the Corporation. If all of management’s nominees for election as directors of the Corporation are elected at the Meeting, the Board will maintain its current level of female representation. Effective April 1, 2019, Pamela A. Solly was appointed as the Corporation’s Vice President of Investor Relations. Accordingly, as of March 11, 2020, the Corporation has one female executive officer (representing 25.0% of the total number of executive officers).

Committees of the Board of Directors

During 2019, there were four standing committees of the Board: the Audit Committee; the Corporate Governance and Nominating Committee; the Compensation Committee; and the Health, Safety, Environmental and Social Responsibility Committee, each described below. Between meetings of the Board, certain of its powers may be exercised by these standing committees, and these committees, as well as the Board, sometimes act by unanimous written consent. All of the directors on each committee, except the Health, Safety, Environmental and Social Responsibility Committee, are “independent” within the meaning of Section 803A of the NYSE American Company Guide and within the meaning of National Instrument 52-110 – Audit Committees (“NI 52-110”).

Each committee of the Board evaluates its own effectiveness annually and at least annually, the Board evaluates the performance of each of its committees. In addition, at least annually, the Corporate Governance and Nominating Committee evaluates the effectiveness of the Board as a whole, considering the size, composition, diversity, operation, practice, tenure policies and adequacy and quality of information provided by management of the Corporation for Board meetings. As well as the foregoing evaluations, periodically each director completes a confidential evaluation of the Board and its committees. The results of these confidential evaluations are summarized by legal counsel and presented to the Board.

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Audit Committee

The Corporation has a separately designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. The Audit Committee is Chaired by Tracy A. Stevenson. Its other members as of the date of this Information Circular are Deborah J. Friedman and John M. Clark. Each member of the Audit Committee is “independent” within the meaning of Rule 10A-3 of the Exchange Act, Section 803(B)(2) of the NYSE American Company Guide, and is “independent” and “financially literate” within the respective meaning of such terms in NI 52-110. In accordance with Section 407 of the United States Sarbanes-Oxley Act of 2002 and Item 407(d)(5)(ii) and (iii) of Regulation S-K, the Board has identified Tracy A. Stevenson as the “Audit Committee Financial Expert” and has confirmed that Tracy A. Stevenson is “financially sophisticated” within the meaning of NYSE American Company Guide Section 803(B)(2). No member of the Audit Committee has participated in the preparation of the financial statements of the Corporation or any current subsidiary of the Corporation at any time during the past three years. The Audit Committee, under the guidance of the Audit Committee Charter approved by the Board, assists the Board in fulfilling its responsibilities in monitoring (i) the Corporation’s accounting and financial reporting processes; (ii) the integrity of the financial statements of the Corporation; (iii) compliance by the Corporation with legal and regulatory requirements; (iv) the independent auditor’s qualifications, independence and performance; (v) the Corporation’s policies and procedures for the identification, assessment and management of business risks and (vi) business practices and ethical standards of the Corporation. A copy of the Audit Committee Charter is available on the Corporation’s website at www.vistagold.com. The Audit Committee met five times during the fiscal year ended December 31, 2019. Additional information about the Audit Committee is contained below under the heading “Corporate Governance - Audit Committee Report”.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee is Chaired by Deborah J. Friedman. Its other members as of the date of this Information Circular are C. Thomas Ogryzlo and Michael B. Richings. The Corporate Governance and Nominating Committee’s functions are to (i) identify individuals qualified to become members of the Board and to recommend to the Board candidates for election or re-election as directors; (ii) recommend to the Board director nominees for each Board committee; (iii) consider issues and report to the Board with respect to corporate governance matters; and (iv) review and assess the Corporation’s governance policies. In addition, the Corporate Governance and Nominating Committee reviews related party transactions involving the Corporation. The Corporate Governance and Nominating Committee met twice during the fiscal year ended December 31, 2019.

The Corporate Governance and Nominating Committee believes candidates for the Board should have the ability to exercise objectivity and independence in making informed business decisions; extensive knowledge, experience and judgment; the highest integrity; loyalty to the interests of the Corporation and its Shareholders; a willingness to devote the extensive time necessary to fulfill a director’s duties; the ability to contribute to the diversity of perspectives present in board deliberations; and an appreciation of the role of the Corporation in society. The Corporate Governance and Nominating Committee considers candidates meeting these criteria who are suggested by directors, management, Shareholders and search firms hired to identify and evaluate qualified candidates. From time to time the Corporate Governance and Nominating Committee recommends qualified candidates who are considered to enhance the strength, independence and effectiveness of the Board. Shareholders may submit recommendations in writing by letter addressed to the Chief Executive Officer of the Corporation or the Chairman of the Corporate Governance and Nominating Committee. In addition, subject to the advance notice requirements contained in the Corporation’s Articles, Shareholders may nominate directors at an annual general meeting.

The Corporate Governance and Nominating Committee oversees the evaluation of the Board composition and members. Annually, the Corporate Governance and Nominating Committee reviews and makes recommendations regarding the size, composition, operation, practice and tenure policies of the Board, with a view to facilitate effective decision making. The Corporate Governance and Nominating Committee believes it is in the best interests of the Corporation when selecting candidates to serve on the Board to consider the diversity of the Board in accordance with the objectives of the Diversity Policy and to consider candidates on the basis of their talents, experience, functional expertise, skills, character, and qualities, and in light of the Company’s current and future plans and objectives as well as anticipated regulatory and market developments and other qualities for nomination.

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The Corporate Governance and Nominating Committee assesses the effectiveness of this approach as part of its annual review of its charter.

The Corporate Governance and Nominating Committee utilizes a skills matrix to identify and track areas of strength that the Board believes are important for overseeing the Corporation’s business, management and future growth effectively. The following table reflects the diverse skills and competencies of each individual director nominee in various areas of experience.

	Clark	Earnest	Eppler	Friedman	Ogryzlo	Richings	Stevenson
Mining Industry Experience
Exploration/Geology		✔				✔
Development/Construction	✔	✔		✔	✔	✔
Operations/ Operations Management		✔		✔	✔	✔	✔
Safety/Environment/ Social Responsibility		✔	✔	✔	✔	✔	✔
General Business Skills
Executive/Management	✔	✔	✔	✔	✔	✔	✔
Banking/Finance	✔		✔	✔	✔		✔
Mergers & Acquisitions	✔		✔	✔		✔	✔
Accounting	✔		✔			✔	✔
Corporate Governance	✔	✔	✔	✔	✔	✔	✔
Human Resources / Compensation	✔	✔	✔	✔	✔		✔
International Experience	✔	✔	✔	✔	✔	✔	✔
Legal / Regulatory	✔	✔	✔	✔	✔	✔	✔
Risk Management	✔	✔	✔	✔	✔		✔
Strategy Development	✔	✔	✔	✔	✔	✔	✔

The Corporate Governance and Nominating Committee reviews the size of the Board, at least annually. A board must have enough directors to carry out its duties efficiently, while presenting a diversity of views and experience. The Board believes that its present size effectively fulfils this goal. The Corporate Governance and Nominating Committee recommended the nominees in this Information Circular for directors.

Diversity is one of the factors considered when the Corporate Governance and Nominating Committee makes recommendations for director nominations. To facilitate the Corporation’s diversity objectives  in identifying director nominees and relating to the identification and nomination of female directors, the Corporation adopted a Diversity Policy.

The Corporation has not adopted term limits for the directors on the Board. The Board is of the view that term limits are not necessary at this time because pursuant to the Corporate Governance and Nominating Committee Charter, Board tenure is a factor that the Corporate Governance and Nominating Committee already considers in making its recommendations.

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The Corporation’s Corporate Governance and Nominating Committee Charter and Diversity Policy are available on the Corporation’s website at www.vistagold.com.

Compensation Committee

The Compensation Committee is Chaired by John M. Clark. Its other members as of the date of this Information Circular are W. Durand Eppler and Tracy A. Stevenson. Each member of the Compensation Committee is “independent” within the meaning of Section 803A and Section 805(c)(1) of the NYSE American Company Guide. The Compensation Committee’s functions are to review and recommend to the Board compensation policies and programs of the Corporation, as well as salary and benefit levels for its executives. Except for delegation by the Compensation Committee of its responsibilities to a sub-committee of the Compensation Committee, the Compensation Committee does not and cannot delegate its authority to determine director and executive officer compensation. For further discussion of the Compensation Committee’s process for the recommendation of the Corporation’s compensation policies and programs, as well as salary and benefit levels of individual executives, including a discussion of the role of compensation consultants in advising the Compensation Committee, please see the section below under the heading “Executive Compensation – Compensation Discussion and Analysis.”

The Compensation Committee meets at regularly scheduled times between meetings of the Board, and sometimes acts by unanimous written consent. The Compensation Committee met three times during the fiscal year ended December 31, 2019. The duties of the Compensation Committee are described in its charter, which is available on the Corporation’s website at www.vistagold.com  and is reviewed by the Board annually.

Health, Safety, Environmental and Social Responsibility Committee

The Health, Safety, Environmental and Social Responsibility Committee is Chaired by C. Thomas Ogryzlo. Its other members are Frederick H. Earnest, W. Durand Eppler, and Mike Richings. The primary purpose of the Health, Safety, Environment and Social Responsibility Committee is to assist the Board in its oversight of: (i) health, safety, environmental and community risks; (ii) the Corporation’s compliance with applicable legal and regulatory requirements; (iii) the Corporation’s performance in relation to health, safety, environmental and social responsibility matters; (iv) the performance and leadership of the health, safety, environmental and social responsibility functions of the Corporation; and (v) the Corporation’s external reporting with respect to health, safety, environmental and social responsibility matters.

The Health, Safety, Environment and Social Responsibility Committee met five times during the fiscal year ended December 31, 2019. The duties of the Health, Safety, Environment and Social Responsibility Committee are described in its charter, which is available on the Corporation’s website at www.vistagold.com and is reviewed by the Board annually.

Communications with the Board of Directors

Shareholders may send communications by letter to the Board, the Chairman or one or more of the non-management’s directors or the Chief Executive Officer of the Corporation at 7961 Shaffer Parkway, Suite 5, Littleton, CO 80127 or by contacting the Chief Executive Officer at (720) 981‑1185. The receipt of concerns about the Corporation’s accounting, internal controls, auditing matters or business practices will be reported to the Audit Committee. The receipt of other concerns will be reported to the appropriate Committee(s) of the Board.

Board’s Role in Risk Oversight

The Board considers the understanding, identification and management of risk as essential elements for the successful management of the Corporation. The Corporation faces a variety of risks, including credit risk, liquidity risk and operational risk. The Board believes an effective risk management system will: (i) timely identify the material risks that the Corporation faces; (ii) communicate necessary information with respect to material risks to senior executives and, as appropriate, to the Board or relevant committees of the Board; (iii) implement appropriate and responsive risk management strategies consistent with the Corporation’s risk profile; and (iv) integrate risk management into the Corporation’s decision-making.

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Risk oversight is undertaken on a regular basis by the Board and the Audit Committee. The Audit Committee periodically reviews and discusses with management their policies and procedures for the identification, assessment and management of business risks. The Audit Committee also has oversight responsibility with respect to the integrity of the Corporation’s financial reporting process and systems of internal control regarding finance and accounting, as well as its financial statements. The Audit Committee makes periodic reports to the Board regarding briefings provided by management and advisors as well as on the committee’s own analysis and conclusions regarding the adequacy of the Corporation’s risk management processes.

At the management level, regular internal risk reviews provide reliable and timely information to the Board and management regarding the Corporation’s effectiveness in identifying and appropriately controlling risks.

The Corporation also has a comprehensive internal risk framework, which facilitates performance of risk oversight by the Board and the Audit Committee. The risk management framework is designed to:

•	provide that risks are identified, monitored, reported and quantified properly;
•	define and communicate the types and amount of risk the Corporation is willing to take;
•	communicate to the appropriate management level the type and amount of risk taken;
•	maintain a risk management organization that is independent of the risk-taking activities; and
•	promote a strong risk management culture that encourages a focus on risk-aware performance.

In addition to the formal compliance program, the Board encourages management to promote a corporate culture that incorporates risk management into the Corporation’s corporate strategy and day-to-day business operations. The Board also continually works, with the input of the Corporation’s executive officers, to assess and analyze the most likely areas of future risk for the Corporation.

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Audit Committee Report

The Audit Committee of the Board is responsible for providing independent, objective oversight of the Corporation’s accounting functions and internal controls. The Audit Committee acts under a written charter first adopted and approved by the Board in 2007,  and most recently amended in 2016, which is reviewed by the Board annually. Each member of the Audit Committee is “independent” within the meaning of Rule 10A-3 of the Exchange Act and Section 803(B)(2) the NYSE American Company Guide and “independent” and “financially literate” within the meaning of such terms in NI 52-110. In accordance with Section 407 of the United States Sarbanes-Oxley Act of 2002 and Item 407(d)(5)(ii) and (iii) of Regulation S-K, the Board has identified Tracy A. Stevenson as the “Audit Committee Financial Expert.” A copy of the Audit Committee Charter is available on the Corporation’s website at www.vistagold.com.

The responsibilities of the Audit Committee include recommending to the Board an accounting firm to be nominated for Shareholder approval as the Corporation’s independent auditor. The Audit Committee is responsible for recommending to the Board that the Corporation’s financial statements and the related management’s discussion and analysis be included in its Annual Report on Form 10-K. The Audit Committee took a number of steps in making this recommendation for fiscal year 2019.

First, the Audit Committee discussed with Plante Moran those matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board, including information regarding the scope and results of the audit. These communications and discussions are intended to assist the Audit Committee in overseeing the financial reporting and disclosure process.

Second, the Audit Committee discussed with Plante Moran the independence of Plante Moran and received from Plante Moran the letter required by applicable standards of the Public Company Accounting Oversight Board for independent auditor communications with Audit Committees, as may be modified or supplemented, concerning its independence as required under applicable independence standards for auditors of public companies. This discussion and disclosure assisted the Audit Committee in evaluating such independence.

Finally, the Audit Committee reviewed and discussed, with the Corporation’s management and Plante Moran, the Corporation’s audited consolidated balance sheets at December 31, 2019, and consolidated statements of income, cash flows and shareholders’ equity for the fiscal year ended December 31, 2019 and the related management’s discussion and analysis to be included in the Corporation’s Annual Report on Form 10-K.

Based on the discussions with Plante Moran concerning the audit, their independence, the financial statement review, and such other matters deemed relevant and appropriate by the Audit Committee, the Audit Committee recommended to the Board that the Corporation’s financial statements and the related management’s discussion and analysis be included in the Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

Submitted on behalf of the Audit Committee

Tracy A. Stevenson (Chairman)
Deborah J. Friedman

John M. Clark

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Executive Officers

As of March 11, 2020, the executive officers of the Corporation, their ages and their business experience and principal occupation during the past five years were as follows:

Name, Position and Age	Held Office Since	Business Experience During Past Five Years
Frederick H. Earnest, President, Chief Executive Officer and Director Age - 58	August 1, 2007 – January 1, 2012 (President, Chief Operating Officer and Director) January 1, 2012 - present (President, Chief Executive Officer and Director)

Chief Executive Officer of the Corporation since January 2012; President of the Corporation since August 2007; Director of Midas Gold Corp. from April 2011 to April 2014; Former Chief Operating Officer of the Corporation from August 2007 to January 2012. Mr. Earnest has over 30 years of experience in the mining industry where he has worked in the development, construction, operation and turnaround of gold, base metal, and industrial minerals operations. He has extensive international experience with more than 10 years in Latin America. Mr. Earnest holds a B.S. in mining engineering from the Colorado School of Mines.

Douglas L. Tobler Chief Financial Officer Age - 61	July 1, 2019

Chief Financial Officer of the Corporation since July 1, 2019. Mr. Tobler has more than 35 years of corporate financial management experience gained as a chief financial officer, CPA and corporate advisor. He has extensive experience with growth-stage resource companies, including most recently as CFO of Lydian International from April 2014 to June 2019. Prior to Lydian, Mr. Tobler was CFO of Alacer Gold Corp. from April 2004 to May 2012, throughout the development and early years of operations of the Çöpler Gold Mine in Turkey. While a CPA and advisor, Mr. Tobler assisted numerous mining clients with strategic financial and corporate accounting objectives. He was also a fellow with Coopers & Lybrand’s National Accounting and SEC Directorate. Mr. Tobler holds a B.S. in Business Administration (Accounting) from the University of Colorado.

John W. Rozelle, Senior Vice President Age - 65	August 1, 2012

Senior Vice President of the Corporation since August 2012; Vice President of Technical Services of the Corporation from May 2011 to August 2012. Manager of the Mineral Resource Division of Tetra Tech from September 2007 to May 2011. Mr. Rozelle has more than 39 years of experience as an economic geologist in the mining industry with both operating and consulting companies. Mr. Rozelle has experience with a large number of gold deposits worldwide, having been involved with the estimation and quantification of mineral resources, as well as management of economic studies as a project manager. Mr. Rozelle has a B.A. in geology from State University of New York Platsburg and a M.Sc. in geochemistry from the Colorado School of Mines. Mr. Rozelle is a “Qualified Person” under Canadian National Instrument 43-101 guidelines.

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Pamela A. Solly Vice President of Investor Relations Age - 55	April 1, 2019

Vice President of Investor Relations of the Corporation since April 1, 2019; Ms. Solly has more than has 25 years of public company experience strategically developing, coordinating and executing investor relations and corporate communications programs. Prior to joining Vista, Ms. Solly was Vice President of Investor Relations of Lydian International from December 2016 to March 2019. Ms. Solly was Director of Investor Relations at Thompson Creek Metals Company from May 2010 to November 2016. Ms. Solly holds a Bachelor of Science degree in Business Administration  from Regis University and a Master of International Management degree from the University of Denver. She is a Director of the Denver Gold Group.

To our knowledge, there is no arrangement or understanding between any of our officers and any other person, including directors, pursuant to which the officer was selected to serve as an officer.

Executive Compensation

Compensation Discussion and Analysis

Compensation Program Objectives

The Corporation’s compensation programs and policies are designed to be competitive with similar mining companies and to recognize and reward executive performance consistent with the achievement of the Corporation’s objectives. The programs and policies are intended to provide the Corporation with the means to attract and retain capable and experienced executive talent. The Compensation Committee’s role and philosophy is to ensure that the Corporation’s compensation practices, as applied to the actual compensation paid to the Corporation’s executive officers, are aligned with the Corporation’s overall business objectives and with Shareholder interests.

The Compensation Committee considers a variety of factors when determining compensation policies and programs and individual compensation levels. These factors include the long-range interests of the Corporation and its Shareholders, overall technical, professional and experience needs of the Corporation, the competitive requirements to attract and retain key employees, and the Compensation Committee’s assessment of the position requirements for each executive’s role in the Corporation. The Compensation Committee does not weigh any of these factors more heavily than others and does not use any formula to assess these factors, but rather considers each factor in its judgment and discretion.

The Compensation Committee has the authority to engage and compensate, at the expense of the Corporation, any outside advisor that it determines necessary to permit it to carry out its duties. Commencing on May 25, 2018, the Compensation Committee engaged Hugessen Consulting Inc. (“Hugessen”), an independent compensation advisor, to review director and executive officer compensation. Fees billed to the Corporation by Hugessen during 2018 in connection with the review of director and executive officer compensation were C$36,789.  The Corporation did not pay any fees to Hugessen or engage them or any other compensation consultant for any other services in 2019.  During 2018, the Compensation Committee was assisted by Hugessen in determining appropriate levels of compensation for the Corporation’s directors and executive officers. Hugessen compiled data from publicly available information for all categories of compensation (directors’ fees, executive base salaries, share-based incentives, and short term incentives) from a peer group of companies in the mining sector. Hugessen’s peer group of companies was developed using one or more of the following selection criteria:

●	Canadian and/or U.S. listed;
●	market capitalization substantially similar to the Corporation;
●	gold, diversified metals and mining, or precious metals/minerals industry; and/or
●	stage of development, complexity of operation/business strategy similar to the Corporation.

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Based upon considerations of the selection criteria, the following peer group of companies was used by Hugessen for its compensation review, (collectively, the “Peer Group”).

Belo Sun Mining Corp.	Liberty Gold Corp.
Excelsior Mining Corp.	Midas Gold Corp.
Gabriel Resources Ltd.	NuLegacy Gold Corporation
Golden Minerals Company	Orezone Gold Corporation
Goldquest Mining Corp.	Pershing Gold Corporation
International Tower Hill Mines Ltd.	Star Diamond Corporation
INV Metals Inc.	Victoria Gold Corp.

In 2013, consistent with the principle of aligning corporate compensation with corporate objectives and Shareholders’ interests, all members of senior management, in consultation with the Compensation Committee, accepted a 20% reduction to base compensation together with the elimination of discretionary incentive payments under the Corporation’s Short Term Incentive Plan (“STIP”). These changes to management compensation took effect August 1, 2013. In July 2015, with an effective date of August 1, 2015, the Board restored one-half of these compensation reductions, resulting in all members of senior management remaining at a 10% reduction to base compensation. In addition, at the same time, the Board authorized a one-time payment to each member of senior management, equal to 10% of each respective senior manager’s base salary, to be paid in cash or the equivalent value in RSUs, or a combination thereof, at the recipient’s option. Similarly, in 2016, the Board authorized a one-time payment to each member of senior management, equal to 10% of each respective senior manager’s base salary, to be paid in cash or the equivalent value in RSUs, or a combination thereof, at the recipient’s option. In July 2017, with an effective date of August 1, 2017, the Board restored the remaining 10% reduction to base compensation. In addition, a one-time payment equal to 7/10 of 10% of each respective manager’s base salary was paid in cash to each member of senior management.

The Board determines when it is appropriate to grant annual discretionary incentive awards. No annual incentive awards were granted in years 2012-2017. Based on the achievement of goals and objectives in 2017 an incentive award was paid in March 2018. No incentive awards  were paid in 2019.

Role of Executive Officers in Determining Compensation

The Compensation Committee reviews and recommends to the Board the compensation policies and programs of the Corporation, as well as salary and benefit levels for individual executives. The President and Chief Executive Officer of the Corporation may not be present during meetings of the Compensation Committee when his compensation is being discussed. The executive officers prepare and present to the Compensation Committee, such surveys, analyses, reports and recommendations, as the Compensation Committee may request, including independent industry surveys. The Board makes the final determination regarding the Corporation’s compensation programs and practices.

Elements of the Corporation’s Compensation Program for Fiscal Year 2019

The 2019 compensation plan for executive officers was comprised of the following components: base salary, cash-based awards under the STIP, awards of Phantom Units (defined below) and share-based awards under the Corporation’s stock option plan (the “Stock Option Plan”) and the Corporation’s long term equity incentive plan (the “LTIP”).  Directors are eligible to receive share-based awards under the Stock Option Plan and the Corporation’s deferred share unit plan (the “DSU Plan”).

There is no set policy or target regarding allocation between cash and non-cash elements of the Corporation’s compensation program. The Compensation Committee reviews annually the total compensation package of the Corporation’s executives on an individual basis, against the backdrop of the compensation goals and objectives and the industry compensation data described above, and makes recommendations to the Board concerning the individual components of compensation.

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Base Salary

As a general rule for establishing base salaries, the Compensation Committee periodically reviews competitive market data for each executive position and determines placement of the employee at an appropriate level in a range. Compensation levels are typically negotiated with the candidate for the position prior to his or her final selection as an executive officer. Salaries for the Corporation’s executive officers are reviewed at least annually to reflect external factors such as market and inflation as well as overall corporate performance and the results of internal performance reviews.

Short Term Incentive Plan (STIP)

The STIP is intended to allow executive officers and management personnel to earn discretionary incentive payments based on a percentage of base salary. All executive officers and management personnel participate in the STIP. Mr. Earnest, the President and Chief Executive Officer of the Corporation, is entitled to earn a discretionary incentive payment in an amount determined annually by the Board. The performance of the President and Chief Executive Officer is, however, generally evaluated using the same performance objectives applied to other executive officers and management personnel.

The Compensation Committee determines executive incentive compensation considering three primary factors: (1) corporate liquidity; (2) achievement of overall corporate goals, which are typically established early in each year; and, (3) individual performance.

The following table summarizes the criteria and weighting used to evaluate the performance of the executive officers. It summarizes the target and maximum discretionary incentive payments contemplated under the STIP.

	Performance Objectives and Relative Importance					Target Bonus as a	Maximum Bonus as a	Bonus paid in 2019 as a
	Corp. Performance	Financial	Project Advance	Compliance	Leadership Succession	percentage of salary	percentage of salary	percentage of salary
Frederick H. Earnest, President and Chief Executive Officer	High	High	High	High	High	50%	100%	0%
Douglas L. Tobler, Chief Financial Officer	High	High	Medium	High	Medium	50%	75%	0%
John W. Rozelle, Senior Vice President	High	Medium	High	High	Medium	50%	75%	0%

In 2018 and 2019, the Corporation granted awards under the STIP to incentivize and reward the achievement of corporate goals and objectives. During 2012 to 2017 and in 2019, the Corporation did not grant annual cash awards under the STIP. During such time, RSUs (defined below) were granted to incentivize and reward the achievement of corporate goals and objectives. See “Summary Compensation Table” below.

Phantom Units

Commencing 2018, the Corporation introduced a phantom unit compensation program for employees as a tool to link employee cash compensation to the Corporation’s share price performance.  The Corporation granted 265,000 phantom units of the Corporation (each, a “Phantom Unit”) to certain employees during the year ended December 31, 2018 and has a total of 144,000 Phantom Units outstanding. The value of each Phantom Unit is equal to the Corporation’s share price on the vesting date and is payable in cash. The Phantom Units vest on fixed future dates provided the recipient continues to be affiliated with Vista on those dates.

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Share-Based Incentive Awards

The Corporation provides share-based incentives to employees and directors under three separate share-based incentive plans, the Stock Option Plan, the LTIP, and the DSU Plan  (collectively, the  “Plans”), which are designed to align compensation with the enhancement of shareholder value. The Plans are administered by the Compensation Committee (as delegated by the Board).

The Stock Option Plan provides for grants of options to purchase Common Shares (“Options”) to directors, officers, employees and consultants of the Corporation or its subsidiaries (each, an “Optionee”).

The LTIP provides for grants of RSUs and Restricted Stock to officers, employees and consultants of the Corporation or its subsidiaries (each, an “LTIP Participant”). Effective May 2, 2019, non-employee directors are no longer eligible for grants of RSUs and Restricted Stock under the LTIP. The Plans are designed to be complementary.

The DSU Plan, which received shareholder approval on May 2, 2019, provides for grants of deferred share units (“DSUs”) to non-employee directors.

The following table sets out the maximum number of Common Shares issuable pursuant to the terms of the Plans and applicable securities laws.

	Maximum Number of Common Shares Issuable:
	Under Each Plan(1)	Under the Plans in Aggregate (1)(2)	To Non-Employee Directors	At any Time to Insiders of the Corporation (1)(2)	Issued to Insiders Within a Calendar Year(1)(2)	To Any One Individual (1)(2)	To Any One Individual Within a Calendar Year
Stock Option Plan	10%	10%	The lesser of: 1%(1) and an annual value of $150,000	10%	10%	5%	3,000,000 Common Shares
LTIP	5%	10%	N/A	10%	10%	N/A	3,000,000 Common Shares
DSU Plan	3%	10%	The lesser of: 1%(1) and an annual value of $150,000	10%	10%	N/A	N/A

Notes:

(1)	To be calculated based on the aggregate number of issued and outstanding Common Shares on a non-diluted basis.
(2)	Together with all other security based compensation of the Corporation.

As of March 9, 2020, the total number of Common Shares issuable under the Stock Option Plan, DSU Plan and LTIP was comprised (i) 1,387,000 Common Shares (or 1.4% of the total number of issued and outstanding Common Shares) issuable upon the due exercise of vested Options granted under the Stock Option Plan, (ii) 726,000 Common Shares (or 0.7% of the total number of issued and outstanding Common Shares) issuable upon the vesting of DSUs granted under the DSU Plan and (iii) 3,100,301 Common Shares (or 3.1% of the total number of issued and outstanding Common Shares) issuable upon the vesting of RSUs granted under the LTIP. The maximum number of Common Shares which may be reserved, set aside and made available for issue under the Stock Option Plan, DSU Plan, and LTIP combined is a variable number equal to 10% of the issued and outstanding Common Shares on the date of the grant on a non-diluted basis.

As of March 9, 2020, an aggregate of 5,213,301 Common Shares (or 5.2% of the total number of issued and outstanding Common Shares) are issuable under the Stock Option Plan, the DSU Plan and the LTIP pursuant to outstanding Options, DSUs and RSUs and 4,856,511 Common Shares (or 4.8% of the total number of issued and

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outstanding Common Shares) in aggregate remain available for future grants under the Stock Option Plan, DSU Plan and LTIP.

As of March 9, 2020, 8,682,812 Common Shares (or 8.6% of the total number of issued and outstanding Common Shares) remain available for future grants under the Stock Option plan, 2,294,944 Common Shares (or 2.3% of the total number of issued and outstanding Common Shares) remain available for future grants under the DSU Plan, and 1,934,605 Common Shares (or 1.9% of the total number of issued and outstanding Common Shares) will remain available for future grants under the LTIP. Each amount of Common Shares remaining available for future grants set out above is subject to the maximum aggregate of grants under the Stock Option Plan, DSU Plan and LTIP combined of 10% of the issued and outstanding Common Shares on the date of the grant on a non-diluted basis.

Annual Burn Rates of Options and LTIP Awards

In accordance with the requirements of section 613 of the TSX Company Manual, the following table sets out the burn rate of Options and LTIP Awards as of the end of the financial year ended December 31, 2019 and for the two preceding financial years. As the DSU Plan is in its first fiscal year since adoption, the DSU Plan burn rate has been omitted. The burn rate is calculated by dividing the number of Options or LTIP Awards, as applicable, granted under the Plans during the relevant fiscal year by the weighted average number of securities outstanding for the applicable financial year.

	Year ended December 31, 2019	Year ended December 31, 2018	Year ended December 31, 2017
Number of Options granted under the Stock Option Plan	350,000	1,142,000	Nil
Number of LTIP Awards granted under the LTIP	1,412,500	319,000	966,003
Weighted average of outstanding securities	100,533,448	99,738,461	98,627,255
Annual Burn Rate: Options	0.3%	1.1%	Nil
Annual Burn Rate: LTIP	1.4%	0.3%	1.0%

Further details of the objectives and operations of each of the Plans are discussed in the sections below.

Stock Option Plan

The Compensation Committee has discretion to determine (i) the total number of optioned shares made available under the Stock Option Plan, (ii) the directors, officers, employees and consultants of the Corporation or its subsidiaries who are eligible to receive Options, (iii) the time when and the price at which Options will be granted and exercised, and (iv) the conditions and restrictions on the exercise of Options.

The exercise price of an Option must not be less than the closing price of the Common Shares on (i) in the case of Options with an exercise price in U.S. dollars, the NYSE American, or (ii) in the case of Options with an exercise price in Canadian dollars, the TSX,  in either case, on the last trading day preceding the date of grant.

Options become exercisable only after they vest in accordance with the respective option agreement and must expire no later than ten years from the date of grant; provided that, if the expiry date of an Option occurs during a blackout period, such expiry date will be extended pursuant to the terms of the Stock Option Plan. An Optionee has no rights whatsoever as a Shareholder in respect of unexercised Options. Options are subject to withholding taxes at the discretion of the Corporation.

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Causes of Cessation of Options

Pursuant to the terms of the Stock Option Plan, if any Optionee ceases to be a director, officer or employee of the Corporation or its subsidiaries, as a result of termination for “cause” (as defined in the Stock Option Plan), all unexercised Options will immediately terminate. If an Optionee ceases to be a director, officer or employee of the Corporation, or its subsidiaries, or ceases to be a consultant to the Corporation, for any reason other than termination for cause, his or her Options may be exercised up to, but not after, the earlier of 30 days from the date of ceasing to be a director, officer, employee or consultant, or the expiry date of the Option to the extent they were exercisable. In the event of death of an Optionee, the legal representatives of such Optionee have the right to exercise the Options at any time up to, but not after, the earlier of 90 days from the date of death or the expiry date of such Option.

No Assignment or Transfer of Options

An Option is not transferable or assignable other than by will or other testamentary instrument or the laws of succession or administration and may be exercisable during the lifetime of the Optionee only by such Optionee.

Long Term Equity Incentive Plan (LTIP)

The Compensation Committee determines the persons to whom LTIP Awards are to be made; determines the type, size, terms and conditions of LTIP Awards; determines the prices to be paid for LTIP Awards; interprets the LTIP; adopts, amends and rescinds administrative guidelines and other rules and regulations relating to the LTIP; and makes all other determinations and takes all other actions it believes are necessary or advisable for the implementation and administration of the LTIP.

The LTIP provides that the Compensation Committee may, in its sole discretion, grant awards of RSUs and/or Restricted Stock to any LTIP Participant. All grants of LTIP Awards are subject to the terms and conditions of an LTIP Award agreement entered into between the Corporation and the LTIP Participant at the time the LTIP Award is granted.

RSUs are not Common Shares, but rather represent a right to receive from the Corporation at a future date Common Shares. The Compensation Committee has the authority to make the receipt of Common Shares under the RSUs conditional upon the expiry of a time-based vesting period, the attainment of specified performance goals or such other factors as the Compensation Committee determines in its discretion. Common Shares issuable pursuant to the vesting of RSUs will be registered in the name of the LTIP Participant and upon such issuance of Common Shares the vested RSUs will be cancelled. RSUs are settled in Common Shares, unless (i) the Company withholds shares equivalent to the value of employee withholding tax obligations which result from RSUs vesting; or (ii) the Corporation offers the LTIP Participant the option to receive cash in lieu of Common Shares based on the Fair Market Value (as defined in the LTIP) at the time of settlement.

Restricted Stock are Common Shares which are subject to such restrictions as the Compensation Committee may impose, such as forfeiture conditions, transfer restrictions or a restriction on, or prohibition against, the right to receive any dividend or other right or property with respect thereto. The Compensation Committee has the authority to establish the terms for the lapse of restrictions applicable to Restricted Stock conditional upon the expiry of a time-based vesting period, the attainment of specified performance goals or such other factors as the Compensation Committee may determine in its discretion. Upon grant of Restricted Stock, the Corporation issues and holds share certificates registered in the name of such LTIP Participants. The share certificates bear a legend referring to the LTIP Award agreement and the possible forfeiture of such shares of Restricted Stock.

The duration of the vesting period and other vesting terms applicable to grants of RSUs or Restricted Stock is determined at the time of the grant by the Compensation Committee and such vesting period must be a minimum of one year in duration. Notwithstanding certain provisions that allow the Compensation Committee to accelerate vesting of an award under the LTIP, the Compensation Committee cannot use this discretion to accelerate the vesting of an award under the LTIP to a period of less than one year in duration.

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In administering the LTIP, the Compensation Committee conducts annual reviews of corporate performance and the LTIP Participants’ performance to determine whether performance goals have been achieved. The Compensation Committee also takes into consideration past LTIP Award grants and existing unvested LTIP Awards when considering whether to grant new LTIP Awards. The Compensation Committee typically sets goals for the LTIP Participant, which are aligned with items of corporate strategy. Performance goals in the past included items such as attainment of certain regulatory permits relating to Mt Todd; completion of economic and technical feasibility studies on Mt Todd, including the preliminary feasibility study for Mt Todd updated on September 9, 2019; and the achievement of certain share price performance criteria.

In 2019, overall corporate goals were divided into three broad categories:

1.

Corporate: achieve cost control and financing objectives, maintain compliance with all securities regulations,  and conduct the Corporation’s business in an ethical and environmentally sound manner while ensuring all operations are conducted to protect employee safety and health.

2.	Strategic: increase shareholder value by achieving a valuation for Common Shares that reasonably reflects the fair value of the Mt Todd gold project.

3.	Mt Todd: attain project permitting and optimization, including identifying and completing optimization initiatives.

Causes of Cessation of LTIP Awards

Except as otherwise determined by the Compensation Committee, upon a Termination Date (as defined in the LTIP) that occurred as a result of the death or disability of the LTIP Participant, all vested LTIP Awards will enure to the benefit of the LTIP Participant’s heirs, executors and administrators. Except as otherwise determined by the Compensation Committee, if an LTIP Participant’s employment, term of office or engagement is terminated for cause or in the case of a consultant participant, for breach of contract, any LTIP Awards held by the LTIP Participant (whether vested or not) are forfeited to the Corporation. The LTIP provides for a number of instances that permit the Compensation Committee to accelerate the vesting of any outstanding LTIP Awards.

Unless otherwise determined by the Compensation Committee or the Board at or after the date of grant, if an LTIP Participant ceases to be employed or engaged by the Corporation or its subsidiaries within 12 months following a Change in Control (as defined in the LTIP) for any reason other than for cause, voluntary resignation (other than for good reason (as defined by the LTIP)), retirement, death or disability, each LTIP Award held by that LTIP Participant that is not fully vested on the date at which such person ceases to be a director, officer or consultant shall become free of all restrictions, conditions and limitations, and become fully vested.

The Board shall have the discretion to authorize such steps to be taken as it may consider to be equitable and appropriate in the event of any Share Reorganization, Corporate Reorganization or Special Distribution (each of such terms as defined in the LTIP), including the acceleration of vesting in order to preserve proportionately the rights, value and obligations of the LTIP Participants holding LTIP Awards in such circumstances.

No Assignment or Transfer of LTIP Awards

No assignment or transfer of LTIP Awards, whether voluntary, involuntary, by operation of law or otherwise, vests any interest or right in such LTIP Awards whatsoever in any assignee or transferee. Immediately upon any assignment or transfer, or any attempt to make the same, such LTIP Awards will terminate, provided that any LTIP Awards held by a LTIP Participant that have vested at the Termination Date will enure to the benefit of the LTIP Participant’s heirs, executors and administrators.

Amendments to the Plans, Options, LTIP Award Agreements and DSUs

Subject to the rules, regulations and policies of the TSX, the NYSE American and applicable law, the Compensation Committee may, without notice or Shareholder approval, make certain amendments to the Plans or a specific Option, LTIP Award or DSU for the purposes of: (i) altering, extending or accelerating the terms of vesting; (ii)

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amending the general vesting provisions; (iii) changing termination provisions; (iv) accelerating the expiry date of Options or LTIP Awards; (v) amending termination of employment provisions under the LTIP; (vi) making amendments to protect LTIP Participants; (vii) curing or correcting any ambiguity, defect, inconsistent provision or manifest error; (viii) amending definitions; (ix) making amendments of a “housekeeping” or administrative nature; (x) effecting amendments necessary to comply with the provisions of applicable laws, or desirable for any advantages of any tax law; and (xi) any other amendment, whether fundamental or otherwise, not requiring Shareholder approval under applicable law. No amendment of the Plans may contravene applicable laws, including the rules, regulations, and policies of the TSX and the NYSE American.

Shareholder approval must be obtained for amendments to the Plans that: (i) increase the maximum number of Common Shares issuable under the Plans; (ii) reduce the exercise price of an Option held by a non-insider of the Corporation; (iii) extend the term of any Options held by a non-insider of the Corporation, other than an extension during a Black Out Period; (iv) increase the number of Common Shares issuable to insiders of the Corporation or to non-employee director participants, as applicable; (v) permit Options or DSUs to be transferrable or assignable; (vi) to add categories of persons eligible to participate in the DSU Plan; (vii) amend the amendment provisions in the Plans; (viii) add any form of financial assistance to an LTIP Participant; or (ix) where approval is required by the Exchanges (whether it be Exchange or shareholder approval).

Approval by disinterested Shareholders is required for amendments that: (i) could result in the number of Common Shares issuable to insiders of the Corporation exceeding 10% of the issued and outstanding Common Shares; (ii) reduce the exercise price of an Option (including cancellation and reissuance at a lower exercise price) held by insiders of the Corporation; (iii) extend the term of any Option, LTIP Award or DSU held by insiders of the Corporation, other than an extension during a Black Out Period; and (iv) require disinterested Shareholder approval under applicable law (including rules of the Exchanges).

Perquisites and Other Personal Benefits

The Corporation’s named executive officers are not generally entitled to significant perquisites or other personal benefits not offered to the Corporation’s employees. The Corporation does sponsor a qualified tax-deferred savings plan in accordance with the provisions of Section 401(k) of the Tax Code, which is described further below under the heading “Executive Compensation - Pension and Retirement Savings Plans”.

Compensation for the Corporation’s Named Executive Officers in 2019

The Corporation’s named executive officers (defined below) for the fiscal year ended December 31, 2019 were Frederick H. Earnest, who served as the Corporation’s President and Chief Executive Officer, Douglas L. Tobler who served as the Corporation’s Chief Financial Officer commencing July 1, 2019 and John W. Rozelle, who served as the Corporation’s Senior Vice President.

The Corporation’s employment agreements with our named executive officers are described below under the heading “Executive Compensation - Executive Employment Agreements”. The compensation paid to the Corporation’s named executive officers is described below under the heading “Executive Compensation - Summary Compensation Table”.

Effects of Regulatory Requirements on Executive Compensation

Section 409A of the Tax Code generally affects the granting of most forms of deferred compensation which were not earned and vested prior to 2005. The Corporation’s compensation program is designed to comply with the final regulations of the U.S. Internal Revenue Service and other guidance with respect to Section 409A of the Tax Code, and we anticipate that the Compensation Committee will continue to design and administer the Corporation’s compensation programs accordingly.

Various rules under current generally accepted accounting practices impact the manner in which the Corporation accounts for grants of Options to employees, including executive officers, on its financial statements. While the Compensation Committee reviews the effect of these rules (including FAS 123(R)) when determining the form and

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timing of grants of Options to the Corporation’s employees, including executive officers, this analysis is not necessarily the determinative factor in any such decision regarding the form and timing of these grants.

Compensation Committee Interlocks and Insider Participation

No executive officer of the Corporation is or has been a director or a member of the Compensation Committee of another entity having an executive officer who is or has been a director or a member of the Compensation Committee of the Corporation.

Compensation Committee Report on Executive Compensation

The Compensation Committee has reviewed and discussed this Compensation Discussion and Analysis with management and, based on such review and discussions, the Compensation Committee recommended to the Board of the Corporation that this Compensation Discussion and Analysis be included in this Information Circular.

Submitted on behalf of the Compensation Committee

John M. Clark (Chairman)
W. Durand Eppler
Tracy A. Stevenson

The above filed report of the Compensation Committee will not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference in any of the Corporation’s filings under the United States Securities Act of 1933 or the Exchange Act, each as amended, except to the extent that we specifically so incorporate the same by reference.

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Summary Compensation Table

The table below sets forth, for the fiscal years indicated, all compensation awarded to, paid to or earned by (i) those individuals who, during the fiscal year ended December 31, 2019,  served as the Corporation’s Chief Executive Officer, (ii) Chief Financial Officer and (iii) the Corporation’s three other most highly compensated executive officers whose total compensation was, individually, more than C$150,000 during the fiscal year ended December 31, 2019. These officers are referred to in this Information Circular as the Corporation’s “named executive officers”.

Name and Principal Position	Year	Salary(1) ($)	Bonus(2) ($)	Stock Awards(3) ($)	Option Awards(3)(4) ($)	All Other Compensation(5)(6) ($)	Total(7) ($)
Frederick H. Earnest,	2019	325,000	–	227,430	–	11,200	563,630
President and Chief Executive	2018	325,000	75,000	164,160	104,139	10,900	679,199
Officer	2017	325,000	–	231,681	–	10,800	567,481

Douglas L. Tobler	2019	137,500	–	49,220	42,969	5,500	235,189
Chief Financial Officer

John W. Rozelle,	2019	225,000	–	74,784	–	10,810	310,594
Senior Vice President	2018	225,000	50,000	45,800	28,859	8,250	357,909
	2017	225,000	–	64,367	–	10,800	300,167

_____________________________

(1)Effective on August 1, 2013, senior management accepted a 20% reduction to base salary. Effective on August 1, 2015, the Board  authorized: (i) restoration of one-half of the 20% reduction in base salary, resulting in a remaining 10% reduction to base salary; and (ii) a one-time payment equal to 10% of base salary, of which Mr. Earnest was paid in the equivalent value in RSUs, while Mr. Rozelle was paid in cash. Similarly, in 2016, a one-time payment equal to 10% of base salary, of which Mr. Earnest was paid in the equivalent value in RSUs, while Mr. Rozelle was paid in cash. In July 2017, with an effective date of August 1, 2017, the Board restored the remaining 10% reduction to base compensation. In addition, a one-time payment equal to 7/10 of 10% of each respective manager’s base salary was paid in cash to each member of senior management.

(2)In first quarter of 2018, the Corporation paid a cash bonus pursuant to the STIP to each named executive officer based on achievement of performance goals.

(3)For assumptions regarding the valuation of LTIP Awards, phantom units and Options, see note 6 to the Corporation’s audited annual financial statements for the year ended December 31, 2019 as filed with the Corporation’s Annual Report on Form 10-K on February 27, 2020.

(4)The amounts in this column represent the dollar amounts for the aggregate grant-date fair value computed in accordance with FASB ASC Topic 718, of Options granted pursuant to the Stock Option Plan.

(5)Perquisites and other personal benefits for the most recently completed financial year do not exceed $10,000 for any of the named executive officers unless otherwise noted.

(6)Represents the Corporation’s contribution under the Corporation’s Retirement Savings Plan, except where otherwise indicated. The named executive officers of the Corporation participate in this plan on the same basis as all other employees of the Corporation. See “Pension and Retirement Savings Plans”.

(7)Mr. Tobler was appointed as CFO of the Corporation effective July 1, 2019 to replace John F. (Jack) Engele upon his retirement effective as of the same date. Mr. Tobler’s salary on an annualized basis is $275,000.

Executive Employment Agreements

Employment Agreement with Frederick H. Earnest. Frederick H. Earnest has been engaged under an employment contract effective September 22, 2006, pursuant to which he was initially engaged to serve as Senior Vice President of Project Development of the Corporation and Vista Gold U.S., Inc., its wholly-owned subsidiary. From August 1, 2007 to January 1, 2012, Mr. Earnest served as President and Chief Operating Officer of the Corporation and of Vista Gold U.S., Inc., which was reflected in an employment agreement dated March 17, 2009. Since January 1, 2012, Mr. Earnest has served as President and Chief Executive Officer of the Corporation and Vista Gold U.S., Inc. Effective March 17, 2009, Mr. Earnest’s employment agreement was amended and restated, and it was further

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amended effective January 1, 2012. On November 1, 2012, Mr. Earnest entered a new employment agreement, which was amended effective March 12, 2014, January 1, 2016 and March 8, 2019.

Pursuant to the terms of his amended employment contract, Mr. Earnest is to receive an annual base salary of $325,000 and annual discretionary incentive payments. The grant of any incentive payment shall be in the sole discretion of the Board and shall be earned only after the grant thereof by the Board. Mr. Earnest’s eligibility to receive such incentive payment is conditioned upon his continued employment, both at the time the Board considers the grant of incentive payments and at the time such incentive payments are actually granted and paid. Mr. Earnest is also eligible to receive other benefits made available to the Corporation’s senior executive officers, including participation in any benefit plans and policies. Effective August 1, 2013, Mr. Earnest received a 20% reduction to his salary and elimination of discretionary incentive payments under the STIP. In July 2015, with an effective date of August 1, 2015, the Board restored one-half of the 20% compensation reduction, resulting in a remaining 10% reduction to Mr. Earnest’s base compensation. In addition, at the same time, the Board authorized a one-time payment equal to 10% of Mr. Earnest’s base salary, which was paid in the equivalent value in RSUs, at Mr. Earnest’s option. Similarly, in 2016, the Board authorized a one-time payment equal to 10% of Mr. Earnest’s base salary, which was paid in the equivalent value in RSUs, at Mr. Earnest’s option. In July 2017, with an effective date of August 1, 2017, the Board restored the remaining 10% reduction to base compensation for Mr. Earnest. In addition, a one-time payment equal to 7/10 of 10% Mr. Earnest’s base salary was paid in cash. For the year ended December 31, 2018, in addition to his annual salary, Mr. Earnest received a cash bonus of $75,000 pursuant to the STIP based on achievement of performance goals.

On July 24, 2018, the Corporation granted Mr. Earnest 114,000 phantom units. The phantom units vest in three equal parts: 1/3 at 12 months from grant, 1/3 at 24 months from grant, and 1/3 at 36 months from grant. If Mr. Earnest is no longer employed by or contractually affiliated with Vista at the vesting date, he will forfeit the right to his phantom units. At each vesting date, each phantom unit will be settled in cash at an amount equal to Vista’s closing share price on that day.

In addition, in  2017, the Corporation granted to Mr. Earnest 277,000 RSUs to receive 277,000 Common Shares under the LTIP.  In 2018, the Corporation granted to Mr. Earnest 126,000 RSUs to receive 126,000 Common Shares under the LTIP. In 2019, the Corporation granted to Mr. Earnest 473,000 RSUs to receive 473,000 Common Shares under the LTIP. See “Executive Compensation  - Outstanding Equity Awards and Options Exercised as at December 31, 2019 Table” below for a description of vesting and other terms applicable to Mr. Earnest’s Options.

Employment Agreement with Douglas L. Tobler. Douglas L. Tobler has been engaged under an employment contract effective July 1, 2019, pursuant to which he was engaged to serve as Chief Financial Officer of the Corporation and Vista Gold U.S., Inc., its wholly-owned subsidiary.

Pursuant to the terms of his employment contract, Mr. Tobler is to receive an annual base salary of $275,000 and annual discretionary incentive payments. The grant of any incentive payment shall be in the sole discretion of the Board and shall be earned only after the grant thereof by the Board. Mr. Tobler’s eligibility to receive such incentive payment is conditioned upon his continued employment, both at the time the Board considers the grant of incentive payments and at the time such incentive payments are actually granted and paid. Mr. Tobler is also eligible to receive other benefits made available to the Corporation’s senior executive officers, including participation in any benefit plans and policies.

In 2019, the Corporation granted to Mr. Tobler 63,500 RSUs to receive 63,500 Common Shares under the LTIP.  See “Executive Compensation  - Outstanding Equity Awards and Options Exercised as at December 31, 2019 Table” below for a description of vesting and other terms applicable to Mr. Tobler’s Options.

Employment Agreement with John W. Rozelle. John W. Rozelle has been engaged under an employment contract effective May 16, 2011, pursuant to which he was initially engaged to serve as Vice President Technical Services of the Corporation and Vista Gold U.S., Inc., its wholly-owned subsidiary. Mr. Rozelle entered into a new employment agreement on August 1, 2012, Mr. Rozelle has served as Senior Vice President of the Corporation and Vista Gold U.S., Inc. Effective November 1, 2012, Mr. Rozelle entered a new employment agreement, which was amended effective January 1, 2016.

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Pursuant to the terms of his amended employment contract, Mr. Rozelle is to receive an annual base salary of $225,000 and annual discretionary incentive payments. The grant of any such incentive payment shall be in the sole discretion of the Board and shall be earned only after the grant thereof by the Board. Mr. Rozelle’s eligibility to receive such incentive payment is conditioned upon his continued employment, both at the time the Board considers the grant of incentive payments and at the time such incentive payments are actually granted and paid. Mr. Rozelle is also eligible to receive other benefits made available to the Corporation’s senior executive officers, including participation in any benefit plans and policies. Effective August 1, 2013, Mr. Rozelle received a 20% reduction to his salary and elimination of discretionary incentive payments under the STIP. In July 2015, with an effective date of August 1, 2015, the Board restored one-half of the 20% compensation reduction, resulting in a remaining 10% reduction to Mr. Rozelle’s base compensation. In addition, at the same time, the Board authorized a one-time payment equal to 10% of Mr. Rozelle’s base salary, which was paid in cash, at Mr. Rozelle’s option. Similarly, in 2016, the Board authorized a one-time payment equal to 10% of Mr. Rozelle’s base salary, which was paid in cash, at Mr. Rozelle’s option. In July 2017, with an effective date of August 1, 2017, the Board restored the remaining 10% reduction to base compensation for Mr. Rozelle. In addition, a one-time payment equal to 7/10 of 10% Mr. Rozelle’s base salary was paid in cash. For the year ended December 31, 2018, in addition to his annual salary, Mr. Rozelle received a cash bonus of $50,000 pursuant to the STIP based on achievement of performance goals.

On July 24, 2018, the Corporation granted Mr. Rozelle 32,000 phantom units. The phantom units vest in three equal parts: 1/3 at 12 months from grant, 1/3 at 24 months from grant, and 1/3 at 36 months from grant. If Mr. Earnest is no longer employed by or contractually affiliated with Vista at the vesting date, he will forfeit the right to his phantom units. At each vesting date, each phantom unit will be settled in cash at an amount equal to Vista’s closing share price on that day.

In addition, in 2017, the Corporation granted Mr. Rozelle 77,000 RSUs to receive 77,000 Common Shares under the LTIP.  In 2018, the Corporation granted to Mr. Rozelle 35,000 RSUs to receive 35,000 Common Shares under the LTIP. In 2019, the Corporation granted to Mr. Rozelle 158,000 RSUs to receive 158,000 Common Shares under the LTIP. See  “Executive Compensation - Outstanding Equity Awards and Options Exercised as at December 31, 2019 Table” below for a description of vesting and other terms applicable to Mr. Rozelle’s  Options.

Grants of Plan Based Awards as at December 31, 2019 Table

A summary of plan-based awards granted during the year ended December 31, 2019 to named executive officers is set out in the table below. All grants are of RSUs under the LTIP.

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units	Grant Date Fair Value of Stock and Option Awards(1) ($)
Frederick H. Earnest,	5/2/2019	473,000	227,430
President and Chief Executive Officer

Douglas L. Tobler	7/30/2019	63,500	49,220
Chief Financial Officer

John W. Rozelle,	5/2/2019	158,000	74,784
Senior Vice President

________________________________

(1) The base price for Common Shares underlying grants of RSUs awarded under the LTIP is the closing market price of the Common Shares on the NYSE American on the day prior to the date of the grant. Pursuant to the terms of the Stock Option Plan, the exercise price for Common Shares underlying grants awarded under the Stock Option Plan is not less than the closing market price of the Common Shares on either the TSX or the NYSE American as of the day prior to the date of the grant.

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The reported high and low trading prices of the Common Shares on the NYSE American for the 30 days prior to the date of the grants of RSUs referred to above are set out in the table below.

	NYSE American
	High	Low
4/1/2019 – 5/1/2019 (RSUs)	$0.73	$0.58
6/29/2019 – 7/29/2019 (RSUs)	$0.96	$0.71

Outstanding Equity Awards and Options Exercised as at December 31, 2019 Table

A summary of the number and the value of the outstanding equity awards at December 31, 2019 held by the named executive officers is set out in the table below.

	Option Awards				Stock Awards(1)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Option Exercise Price ($)	Option Expiration Date	Value of unexercised in-the-money options ($)	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Frederick H. Earnest,	66,666	0.75	3/9/2023	—	25,333(2)	18,493
President and	98,000	0.62	7/24/2023	10,780	473,000(3)	345,290
Chief Executive Officer

Douglas L. Tobler	75,000	0.77	6/27/2024	—	63,500(4)	46,355
Chief Financial Officer

John W. Rozelle,	33,333	0.75	3/9/2023	—	7,067(5)	5,159
Senior Vice President	8,667	0.62	7/24/2023	953	158,000(6)	115,340

________________________________

(1)	Each RSU represents a contingent right to receive one Common Share.
(2)	RSUs vest on August 3, 2020.
(3)

165,000 of the RSUs vest May 2, 2020 provided share price performance of the Common Shares meets certain criteria and based on achievement of certain goals and objectives. 185,000 of the RSUs vest on May 2, 2021 provided share price performance of the Common Shares meets certain criteria; 41,000 vest on May 2, 2020, 41,000 vest on May 2, 2021, and 41,000 vest on May 2, 2022.

(4)

21,500 of the RSUs vest July 30, 2020  provided share price performance of the Common Shares meets certain criteria and based on achievement of certain goals and objectives.  25,000 of the RSUs vest on July 30, 2021 provided share price performance of the Common Shares meets certain criteria; 5,666 vest on July 30, 2020,  5,667 vest on July 30, 2021, and 5,667 vest on July 30, 2022.

(5)	RSUs vest on August 3, 2020.
(6)

46,000 of the RSUs vest May 2, 2020  provided share price performance of the Common Shares meets certain criteria and based on achievement of certain goals and objectives. 67,000 of the RSUs vest on May 2, 2021 provided share price performance of the Common Shares meets certain criteria; 15,000 vest on May 2, 2020, 15,000 vest on May 2, 2021, and 15,000 vest on May 2, 2022.

In 2019, the following Options were exercised by named executive officers: 25,000 Options were exercised by Mr. Earnest and 25,000 Options were exercised by Mr. Rozelle. In 2019, the following RSUs held by named executive officers vested: 119,866 RSUs held by Mr. Earnest,  and 33,267 RSUs held by Mr. Rozelle.

Pension and Retirement Savings Plans

The Corporation sponsors a qualified tax-deferred savings plan in accordance with the provisions of Section 401(k) of the Tax Code, which is available to permanent US-based employees. Under the terms of this plan, the Corporation makes contributions of up to 4% of eligible employees’ salaries, subject to statutory maximums. The Corporation has no plans to provide pension or other retirement benefits.

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Nonqualified Deferred Compensation

The Corporation has no plans that provide for deferred compensation to its executive officers.

Termination of Employment, Change in Responsibilities and Employment Contracts

Payments Upon Termination or Change in Responsibilities

The employment agreements with Frederick H. Earnest, Douglas L. Tobler and John W. Rozelle contain provisions which entitle each of them to payments following termination or alteration of their respective employment with the Corporation in the event of a material adverse change, or termination of employment following a change of control or termination of employment by the Corporation without just cause. Each individual, depending on the nature of the termination, will be entitled to continuation of salary, accrued vacation pay, and employer-paid fringe benefits, for a stated period of time. Alternatively, each individual may elect to receive a lump sum payment of these amounts. In the event of termination following a change in control, each individual would also receive payment of amounts due under the STIP program. The total continuation period and lump sum benefit payment amounts between which the executives can choose are set out below.

“Material adverse change” means the assignment of any duties that are substantially inconsistent with or materially diminish his respective position; a material reduction in base salary or other compensation; or the relocation of the primary work location to any location more than 50 miles away from the primary work location as of the date of his applicable agreement.

 “Just cause” includes any of his failure to perform assigned responsibilities that continues unremedied after written notice from the Corporation; death or permanent disability; breach of any fiduciary duty owed to the Corporation; or conviction in a criminal proceeding.

“Change of control” means any consolidation, merger, reorganization or other transaction of the Corporation that results in the Shareholders owning less than the majority of the aggregate voting power; sale or disposition of all or substantially all of the Corporation’s assets; or any transaction which results in the current Board ceasing to constitute the majority of the Board.

Material adverse change:
Name	Period	Total benefit amount
Mr. Earnest	24 months	$735,229
Mr. Tobler	24 months	$624,870
Mr. Rozelle	18 months	$400,350

Without just cause:
Name	Period	Total benefit amount
Mr. Earnest	24 months	$735,229
Mr. Tobler	12 months	$312,435
Mr. Rozelle	12 months	$266,900

Change of control:
Name	Period	Total benefit amount
Mr. Earnest	24 months	$735,229
Mr. Tobler	24 months	$624,870
Mr. Rozelle	18 months	$400,350

For a description of the treatment of outstanding Options held by named executive officers upon termination, see “Executive Compensation - Compensation Discussion and Analysis - Elements of the Corporation’s Compensation Program for Fiscal Year 2019 - Stock Incentive Awards -  Stock Option Plan” above.

Other than as described above, the Corporation has no plan or arrangement in respect of compensation received or that may be received by named executive officers to compensate such officers in the event of the termination of their

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employment, resignation or retirement, following a change of control of the Corporation, or in the event of a change in responsibilities following any such change of control.

Compensation of Directors

The following table sets forth a summary of the compensation earned by the directors of the Corporation during fiscal year ended December 31, 2019(1).

Name	Fees Earned ($)	DSU Awards ($)	Option Awards ($)	Total ($)
Michael B. Richings	56,800	34,770	–	91,570
John M. Clark	36,467	34,770	–	71,237
W. Durand Eppler	39,800	34,770	–	74,570
Deborah J. Friedman(2)	23,600	34,770	31,243	89,613
C. Thomas Ogryzlo	34,800	34,770	–	69,570
Tracy A. Stevenson	39,467	34,770	–	74,237

________________________________

Notes:

(1)

Directors did not receive any compensation as non-equity incentive plan compensation, through pensions or any other form of compensation, including any agreement to make charitable donations in the director’s name, except for compensation disclosed in the table.

(2)	On March 13, 2019, Deborah J. Friedman was appointed to the board as an additional director of the Corporation. As such, her compensation only reflects a partial year of service.

In 2019, each director earned a fee of $24,000. In addition, the Chair of the Board earned $24,000 in 2019. The Chairman of the Audit Committee earned an additional $6,667 in 2019. The Chair of the Compensation Committee earned an annual fee of $3,667 in 2019. The Chair of the Corporate Governance and Nominating Committee earned an annual fee of $2,000 in 2019. The Chair of the Health, Safety, Environmental and Social Responsibility Committee earned an annual fee of $2,000 in 2019. The directors also earned a fee ranging from $400 to $1,200 per meeting held during 2019. In addition, during the fiscal year ended December 31, 2019, Deborah J. Friedman was granted 100,000 stock options at the start of her board service. On May 2, 2019, each member of the Board was awarded 61,000 DSUs valued at $34,770 at the time of issuance. The Common Shares issuable pursuant to these DSUs will be issued at the time each director leaves their position on the Board. The Corporation also reimburses directors for out-of-pocket expenses related to their attendance at meetings. W. Durand Eppler earned an additional $5,000 as Chairman of a special Mt Todd Strategy committee of the Board. No other amounts were paid or are payable to directors of the Corporation for committee participation or special assignments.

The total aggregate cash remuneration paid or payable by the Corporation and its subsidiaries during the financial year ended December 31, 2019 (i) to the directors of the Corporation, in their capacity as directors of the Corporation and any of its subsidiaries, was $ 230,933, and (ii) to the executive officers of the Corporation and any of its subsidiaries who received in their capacity as officers or employees of the Corporation aggregate remuneration in excess of C$150,000, was $1,170,117. This sum includes compensation paid to executive officers pursuant to retirement savings plan of $29,881.

Deferred Share Unit Plan (DSU Plan)

The purpose of the DSU Plan is to assist the Corporation in attracting, retaining and motivating non-employee directors of the Corporation and to more closely align the personal interests of such persons with Shareholders, thereby advancing the interests of the Corporation and its Shareholders and increasing the long-term value of the Corporation. Any individual who is a non-employee director of the Corporation (an “Eligible Director”) is eligible to participate in the DSU Plan.

The DSU Plan is administered by the Board, which, from time to time in its sole discretion, will cause the Corporation to enter into agreements effecting grants of DSUs to Eligible Directors (“DSU Plan Participants”), pursuant to which the Corporation will agree to pay, and the DSU Plan Participant will have the right to receive, Common Shares (the “Payment Shares”). In respect of each grant of DSUs, the Board will determine, among other

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things, the number of DSUs allocated to the DSU Plan Participant and such other terms and conditions of the DSUs applicable to each grant.

Deferred Share Units are fully vested upon being granted and credited to an account maintained by the Corporation for each DSU Plan Participant by means of book keeping entry (“DSU Account”). Notwithstanding the vesting of DSUs, the DSU Plan Participants receive payment shares only after they have ceased to be a director of the Corporation.

The term during which a DSU may be outstanding will, subject to the provisions of the DSU Plan (which require or permit the acceleration or the extension of the term), be such period as may be determined from time to time by the Board, but subject to the rules of any stock exchange or other regulatory body having jurisdiction over the Corporation.

Notwithstanding any other provision of the DSU Plan, the maximum number of Common Shares issuable pursuant to outstanding DSUs at any time is limited to 3% of the aggregate number of issued and outstanding Common Shares on a non-diluted basis. Also, the maximum number of Common Shares available for issuance pursuant to outstanding DSUs under the DSU Plan, together with all other security based compensation arrangements, which include the Stock Option Plan and the LTIP, may not exceed 10% of the Common Shares outstanding from time to time, on a non-diluted basis.

In addition, the number of Common Shares issuable to insiders of the Corporation, at any time, within any one-year period pursuant to DSUs together with any other security based compensation arrangements, may not exceed 10% of the issued and outstanding Common Shares on a non-diluted basis. The number of Common Shares issued to Eligible Directors shall not exceed the lesser of; (i) 1% of the issued and outstanding Common Shares per Eligible Director; and (ii) an annual DSU value of $150,000 per Eligible Director.

DSUs that are cancelled, terminated or expire result in the Common Shares that were reserved for issuance thereunder being available for a subsequent grant of DSUs pursuant to the DSU Plan. Any increase in the issued and outstanding Common Shares (whether as a result of the issue of Common Shares pursuant to DSUs or otherwise) will result in an increase in the number of Common Shares that may be issued pursuant to DSUs outstanding at any time. Further, if the acquisition of Common Shares by the Corporation for cancellation should result in the above tests no longer being met, this will not constitute non-compliance with the above limitations for any awards outstanding prior to such purchase of Common Shares for cancellation.

Causes of Cessation of DSU Plan Awards

Upon the death of a DSU Plan Participant prior to the distribution of the DSUs credited to the DSU Account of such DSU Plan Participant under the DSU Plan, Payment Shares shall be issued or paid to the estate of such DSU Plan Participant on or about the thirtieth (30th) day after the Corporation is notified of the death of the DSU Plan Participant or on a later date elected by the DSU Plan Participant’s estate in the form prescribed for such purposes by the Corporation and delivered to the Chief Financial Officer of the Corporation not later than twenty (20) days after the Corporation is notified of the death of the DSU Plan Participant, provided that such elected date is no later than the last business day of the calendar year following the calendar year in which the DSU Plan Participant dies so that payment can be made on or before such last business day. Notwithstanding the above, upon the death of a U.S. DSU Plan Participant, the DSU Account shall be distributed to the estate of such U.S. DSU Plan Participant on the first business day following ninety (90) days after the U.S. DSU Plan Participant’s date of death.

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If the Board terminates or suspends the DSU Plan, previously credited DSUs may, at the Board’s election, be distributed to DSU Plan Participants or may remain outstanding and in effect in accordance with the terms of the DSU Plan. The Board will not require the consent of any affected DSU Plan Participant in connection with a termination of the DSU Plan in which Payment Shares are issued to the DSU Plan Participant in respect of all such DSUs.

No Assignment or Transfer of DSU Plan Awards

Except as required by law, the rights of a DSU Plan Participant under the DSU Plan are not capable of being assigned, transferred, alienated, sold, encumbered, pledged, mortgaged or charged and are not capable of being subject to attachment or legal process for the payment of any debts or obligations of the DSU Plan Participant.

For information about amendments to the DSU Plan or to grants of DSUs, see “Amendments to the Plans, Options, LTIP Award Agreements and DSUs”.

Securities Authorized For Issuance Under Equity Compensation Plans

The following table sets out information relating to the Corporation’s equity compensation plans as at December 31, 2019. The Corporation’s equity compensation plans as of December 31, 2019 were the Stock Option Plan, the DSU Plan and the LTIP.

Plan Category	Number of securities to be issued upon exercise/conversion of outstanding options and rights	Weighted-average exercise price of outstanding options and rights	Number of securities remaining available for future grants under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by securityholders	3,294,301	0.32	6,775,511
Equity compensation plans not approved by securityholders	N/A	N/A	N/A
Total	3,294,301	0.32	6,775,511

As of March 9, 2020, 3,100,301 RSUs are outstanding under the LTIP, 726,000 DSUs are outstanding under the DSU Plan, and 1,387,000 Options are outstanding under the Stock Option Plan to acquire in aggregate 5,213,301 Common Shares, which RSUs, DSUs, and Options have been granted to the directors, officers, employees and consultants of the Corporation, as applicable.

Exchange Controls

There are no governmental laws, decrees or regulations in Canada that restrict the export or import of capital, including foreign exchange controls, or that affect the remittance of dividends, interest or other payments to non-resident holders of the securities of Vista Gold, other than Canadian withholding tax. See “Certain Canadian Federal Income Tax Considerations for U.S. Residents” below.

Certain Canadian Federal Income Tax Considerations for U.S. Residents

The following summarizes certain Canadian federal income tax consequences generally applicable under the Income Tax Act (Canada) and the regulations enacted thereunder (collectively, the “Canadian Tax Act”) and the Canada-United States Income Tax Convention (1980) (the “Convention”) to the holding and disposition of Common Shares.

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Comment is restricted to holders of Common Shares each of whom, at all material times for the purposes of the Canadian Tax Act and the Convention,

(i)	is resident solely in the United States,
(ii)	is entitled to the benefits of the Convention,
(iii)	holds all Common Shares as capital property,
(iv)	holds no Common Shares that are “taxable Canadian property” (as defined in the Canadian Tax Act) of the holder,
(v)	deals at arm’s length with and is not affiliated with the Corporation,
(vi)	does not and is not deemed to use or hold any Common Shares in a business carried on in Canada, and
(vii)	is not an insurer that carries on business in Canada and elsewhere,

(each such holder, a “U.S. Resident Holder”).

Certain U.S.-resident entities that are fiscally transparent for United States federal income tax purposes (including limited liability companies) may not in all circumstances be regarded by the Canada Revenue Agency (the “CRA”) as entitled to the benefits of the Convention. Members of or holders of an interest in such an entity that holds Common Shares should consult their own tax advisers regarding the extent, if any, to which the CRA will extend the benefits of the Convention to the entity in respect of its Common Shares.

Generally, a holder’s Common Shares will be considered to be capital property of the holder provided that the holder is not a trader or dealer in securities, did not acquire, hold or dispose of the Common Shares in one or more transactions considered to be an adventure or concern in the nature of trade (i.e. speculation), and does not hold the Common Shares as inventory in the course of carrying on a business.

Generally, a  holder’s Common Shares will not constitute “taxable Canadian property” of the holder at a particular time at which the Common Shares are listed on a “designated stock exchange” (which currently includes the TSX and NYSE American) unless both of the following conditions are true at any time during the 60 month period immediately preceding the particular time:

(i)

the holder, any one or more persons with whom the holder does not deal at arm’s length, or any partnership in which the holder or persons with whom the holder did not deal at arm’s length holds a membership interest directly or indirectly through one or more partnerships, alone or in any combination, owned 25% or more of the issued shares of any class of the capital stock of the Corporation; and

(ii)

more than 50% of the fair market value of the Common Shares was derived directly or indirectly from, or from any combination of, real or immovable property situated in Canada, “Canadian resource properties” (as defined in the Canadian Tax Act), “timber resource properties” (as defined in the Canadian Tax Act), or options in respect of or interests in such properties whether or not such properties exist.

In certain circumstances, a Common Share may be deemed to be “taxable Canadian property” for purposes of the Canadian Tax Act.

This summary is based on the current provisions of the Canadian Tax Act and the Convention in effect on the date hereof, all specific proposals to amend the Canadian Tax Act and Convention publicly announced by or on behalf of the Minister of Finance (Canada) on or before the date hereof, and the current published administrative and assessing policies of the CRA. It is assumed that all such amendments will be enacted as currently proposed, and that there will be no other material change to any applicable law or administrative or assessing practice, although no assurance can be given in these respects. Except as otherwise expressly provided, this summary does not take into

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account any provincial, territorial or foreign tax considerations, which may differ materially from those set out herein.

This summary is of a general nature only, is not exhaustive of all possible Canadian federal income tax considerations, and is not intended to be and should not be construed as legal or tax advice to any particular U.S. Resident Holder. U.S. Resident Holders are urged to consult their own tax advisers for advice with respect to their particular circumstances. The discussion below is qualified accordingly.

A U.S. Resident Holder who disposes or is deemed to dispose of one or more Common Shares generally should not thereby incur any liability for Canadian federal income tax in respect of any capital gain arising as a consequence of the disposition.

A U.S. Resident Holder to whom the Corporation pays or is deemed to pay a dividend on the holder’s Common Shares will be subject to Canadian withholding tax, and the Corporation will be required to withhold the tax from the dividend and remit it to the CRA for the holder’s account. The rate of withholding tax under the Canadian Tax Act is 25% of the gross amount of the dividend (subject to reduction under the provisions of an applicable tax treaty). Under the Convention, a U.S. Resident Holder who beneficially owns the dividend will generally be subject to Canadian withholding tax at the rate of 15% (or, if the U.S. Resident Holder who beneficially owns the dividend is a company which owns at least 10% of the voting stock of the Corporation, 5%) of the gross amount of the dividend.

Indebtedness of Directors and Executive Officers

None of the current or former directors, executive officers or employees, nor any associates or affiliates of the foregoing persons is, as of the date hereof, indebted to the Corporation or any of its subsidiaries.

Orders, Penalties and Settlement Agreements

To the knowledge of the Corporation, no proposed director of the Corporation is, as at the date of this Information Circular, or was within 10 years before the date of this Information Circular, a director, chief executive officer or chief financial officer of any company (including the Corporation), that:

(a)was subject to an order that was issued while the proposed director was acting in the capacity as director, chief executive officer or chief financial officer, or

(b)was subject to an order that was issued after the proposed director ceased to be a director, chief executive officer or chief financial officer and which resulted from an event that occurred while that person was acting in the capacity as director, chief executive officer or chief financial officer.

For the purposes of paragraph (a), above, “order” means: (i) a cease trade order; (ii) an order similar to a cease trade order; or (iii) an order that denied the relevant company access to any exemption under securities legislation that was in effect for more than 30 consecutive days.

To the knowledge of the Corporation, no proposed director of the Corporation is, as at the date of this Information Circular, or has been within the 10 years before the date of this Information Circular, a director or executive officer of any company (including the Corporation) that, while that person was acting in that capacity, or within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets.

To the knowledge of the Corporation, no proposed director of the Corporation has, within 10 years before the date of this Information Circular, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or become subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold the assets of the proposed director of the Corporation.

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To the knowledge of the Corporation, no proposed director of the Corporation has been subject to (a) any penalties or sanctions imposed by a court relating to securities legislation or by a securities regulatory authority or has entered into a settlement agreement with a securities regulatory authority; or (b) any other penalties or sanctions imposed by a court or regulatory body that would likely be considered important to a reasonable shareholder in deciding whether to vote for a proposed director.

Interest of Certain Persons in Matters to be Acted Upon

Except as described in this Information Circular, no (i) person who has been a director or executive officer of the Corporation at any time since the beginning of Corporation’s the last financial year, (ii) proposed nominee for director, or (iii) associate or affiliate of any of the foregoing persons, has any material interest, direct or indirect by way of beneficial ownership of securities or otherwise, in any matter to be acted upon at the Meeting (other than the election of directors).

Interest of Informed Persons in Material Transactions

Except as described in this Information Circular, no (i) informed person of the Corporation, (ii) proposed director of the Corporation, or (iii) associate or affiliate of any of the foregoing persons, has had any material interest, direct or indirect, in any transaction since the commencement of the Corporation’s most recently completed financial year or in any proposed transaction which has materially affected or would materially affect the Corporation or its subsidiaries.

Review, Approval or Ratification of Transactions with Related Parties

The Corporation has adopted a written policy for the review of transactions with related persons which is available on the Corporation’s website at www.vistagold.com. The policy requires review, approval or ratification of all transactions in which (i) the aggregate amount involved will or may be expected to exceed $100,000 in any calendar year; (ii) the Corporation is a participant; and (iii) any directors, executive officers, significant shareholders and any immediate family member of the foregoing persons has or will have a direct or indirect material interest subject to certain categories of transactions that are deemed to be pre-approved under the policy. As set forth in the policy, the pre-approved transactions include, among others, employment of executive officers, director compensation (in general, where such transactions are required to be reported in the Corporation’s proxy statement pursuant to the SEC compensation disclosure requirements), as well as certain transactions where the amounts involved do not exceed specified thresholds, certain charitable contributions and transactions where all shareholders receive proportional benefits. All related party transactions must be reported for review by the Corporate Governance and Nominating Committee of the Board. Transactions deemed to be pre-approved are not required to be reported to the Committee, except for certain pre-approved transactions, a summary of which must be submitted to the Corporate Governance and Nominating Committee for review at its next following meeting.

In determining whether to approve or ratify related party transactions, the Corporate Governance and Nominating Committee will take into consideration, among other factors it deems appropriate, whether the transactions are on terms no less favorable to the Corporation than those available to unaffiliated third-parties under the same or similar circumstances and the extent of the related person’s interest in the transaction. If a related party transaction is to be ongoing, the Corporate Governance and Nominating Committee may establish guidelines for the Corporation’s management to follow in its ongoing dealings with the related person.

Management Contracts

There are no management functions of the Corporation which are to any substantial degree performed by persons other than the directors, senior officers or managers of the Corporation. The Corporation has entered into employment agreements with Frederick H. Earnest, President and Chief Executive Officer, Douglas L. Tobler, Chief Financial Officer, John Rozelle, Senior Vice President, and Pamela A. Solly, Vice President of Investor Relations as set forth above under the heading “Executive Compensation - Executive Employment Agreements”.

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Shareholder Proposals

Under the Exchange Act, the deadline for submitting Shareholder proposals for inclusion in the management information and proxy circular for an annual general meeting of the Corporation is calculated in accordance with Rule 14a-8(e) of Regulation 14A to the Exchange Act. If the proposal is submitted for a regularly scheduled annual general meeting, the proposal must be received at the Corporation’s principal executive offices not less than 120 calendar days before the anniversary date of the Corporation’s management information and proxy circular released to the Shareholders in connection with the previous year’s annual general meeting. However, if the Corporation did not hold an annual general meeting the previous year, or if the date of the current year’s annual general meeting has been changed by more than 30 days from the date of the previous year’s meeting, then the deadline is a reasonable time before the Corporation begins to print and mail its proxy materials. Accordingly, unless the date of the next annual general meeting is changed by more than 30 days from the date of this year’s meeting the deadline for submitting Shareholder proposals for inclusion in the management information and proxy circular for the next annual general meeting of the Corporation will be November 20, 2020. If a Shareholder proposal is not submitted to the Corporation by November 20, 2020, the Corporation may still grant discretionary proxy authority to vote on a Shareholder proposal, if such proposal is received by the Corporation by February 3, 2021 in accordance with Rule 14a-4(c)(1) of Regulation 14A of the Exchange Act.

In addition, there are (i) certain requirements relating to Shareholder proposals contained in the Business Corporations Act (British Columbia); and (ii) certain requirements relating to the nomination of directors contained the Articles of the Corporation. A  Shareholder wishing to make a proposal for consideration at an annual general meeting of the Corporation or wishing to nominate a person to act as a director of the Corporation should ensure they follow the applicable procedures set forth in the Business Corporations Act (British Columbia) and the Articles of the Corporation.

Other Matters

Management of the Corporation knows of no other matters which will be brought before the Meeting other than those set forth in the Notice of Meeting. Should any other matters properly come before the Meeting, the Common Shares represented by the proxies solicited hereby will be voted on those matters in accordance with the best judgement of the persons voting such proxies.

Dissenters’ Rights of Appraisal

No action is proposed herein for which the laws of the British Columbia or the Articles of the Corporation provide a right of a Shareholder to dissent and obtain appraisal of or payment for such Shareholder’s Common Shares.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires the Corporation’s officers and directors, and persons who own more than 10% of the Common Shares, to file reports of ownership and changes of ownership of such securities with the SEC.

Based solely on a review of the reports received by the SEC, furnished to the Corporation, or written representations from reporting persons that all reportable transactions were reported, management believes that, during the fiscal year ended December 31, 2019,  other than as set forth below, the Corporation’s officers, directors and greater than ten percent owners timely filed all reports they were required to file under Section 16(a).

Name	Late Filings	Number of Transactions Not Timely Reported	Missing Filings
Fred Earnest, Chief Executive Officer and Director	One – Form 4	One	None
John Engele, Chief Financial Officer	One – Form 4	One	None

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John Rozelle, Senior Vice President	One – Form 4	One	None

Multiple Shareholders Sharing the Same Address

The regulations regarding the delivery of copies of proxy materials and annual reports to Shareholders permit the Corporation and brokerage firms to send one annual report and proxy statement to multiple Shareholders who share the same address under certain circumstances. Shareholders who hold their shares through a broker may have consented to reducing the number of copies of materials delivered to their address. In the event that a Shareholder wishes to revoke such a consent previously provided to a broker, the Shareholder must contact the broker to revoke the consent. In any event, if a shareholder wishes to receive a separate Information Circular and accompanying materials for the Meeting, or the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2019, the Shareholder may receive copies by contacting the Corporate Secretary at (720) 981-1185, 7961 Shaffer Parkway, Suite 5, Littleton, Colorado 80127. Shareholders receiving multiple copies of these documents at the same address can request delivery of a single copy of these documents by contacting the Corporation in the same manner. Persons holding Common Shares through a broker can request a single copy by contacting the broker.

Board of Directors Approval

The undersigned hereby certifies that the contents and sending of this Information Circular to the Shareholders have been approved by the Board.

DATED at Littleton, Colorado, this 20th day of March, 2020.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Frederick H. Earnest

Frederick H. Earnest

President and Chief Executive Officer

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APPENDIX “A”

FORM OF PROXY

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E93757-P34646

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

VISTA GOLD CORP.

The Board of Directors recommends you vote FOR each nominee to the Board of Directors and FOR each of the following proposals:

1. **Election of Directors**	For	Withhold
1a. John M. Clark	☐	☐
1b. Frederick H. Earnest	☐	☐
1c. W. Durand Eppler	☐	☐
1d. Deborah J. Friedman	☐	☐
1e. C. Thomas Ogryzlo	☐	☐
1f. Michael B. Richings	☐	☐
1g. Tracy A. Stevenson	☐	☐

	For	Withhold
2. **Appointment of Auditors** Appointment of **Plante & Moran, PLLC** as Auditors of the Corporation for the ensuing year and authorizing the Directors to fix their remuneration.	☐	☐

	For	Against	Abstain
3. **Advisory Vote on the Approval of Executive Compensation** To consider and, if thought appropriate, approve, on an advisory, non-binding basis, of the Shareholder resolution regarding the compensation of the Corporation's named executive officers as described in the Corporation's proxy statement.	☐	☐	☐

	Yes	No
Interim Financial Statements Mark this box if you would like to receive Interim Financial Statements and accompanying Management's Discussion and Analysis by mail.	☐	☐
Annual Financial Statements Mark this box if you would like to receive the Annual Financial Statements and accompanying Management's Discussion and Analysis by mail.	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]   Date

Signature (Joint Owners)   Date

A-1

E93758-P34646

VISTA GOLD CORP.
Annual General and Special Meeting of Shareholders
April 30, 2020 10:00 AM (Vancouver Time)
This proxy is solicited by management and the Board of Directors

I/We being shareholder(s) of Vista Gold Corp. hereby appoint(s): Michael B. Richings, or failing him, Frederick H. Earnest, or failing him, Douglas L. Tobler, OR ____________ as my/our proxyholder with full power of substitution and to attend, act and to vote for and on behalf of the shareholder in accordance with the following direction (or if no directions have been given, as recommended by management and the Board of Directors) and all other matters that may properly come before the Annual General and Special Meeting of Shareholders of Vista Gold Corp. to be held at the offices of Borden Ladner Gervais LLP, Suite 1200, 200 Burrard Street, Vancouver, British Columbia on April 30, 2020 10:00 AM (Vancouver Time) and at any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations, FOR each nominee to the Board and FOR each proposal.

Continued and to be signed on reverse side

A-2

APPENDIX “B”

VISTA GOLD CORP.

(the “Company”)

MANDATE OF THE BOARD OF DIRECTORS

I.	STEWARDSHIP OF THE COMPANY

The Board of Directors of the Company (the “Board”) is responsible for:

1.	The stewardship of the business and affairs of the Company;
2.	Supervising the management of the business and affairs of the Company;
3.	Providing leadership to the Company by practicing responsible, sustainable and ethical decision making;
4.	Ensuring that all major issues affecting the Company are given proper consideration, including the identification and management of risks relating to the business and affairs of the Company; and
5.	Directing management to ensure that legal, regulatory and stock exchange requirements applicable to the Company have been met.
II.	DIRECTOR OBLIGATIONS

Each Director has the responsibility to:

1.	Attend all regularly scheduled meetings of the Board and all of the Committees on which they serve and to be prepared for such meetings by reviewing materials provided in advance of meetings;
2.	Act honestly and in good faith with a view to the best interests of the Company; and
3.	Exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.
III.	BOARD COMPOSITION

A majority of the Board will, at all times, be independent directors as defined in then- current laws applicable to the Company.

The Board shall appoint a chair of the Board. Where it is not appropriate for the chair to be an independent director, the Board should consider whether it should appoint an independent director to act as a lead director. The Board shall develop a written position description delineating the chair’s role.

To be considered for nomination and election to the Board, directors must demonstrate integrity and high ethical standards in their business dealings, their personal affairs, and in the discharge of their duties to and on behalf of the Company.

IV.	NOMINATION OF DIRECTORS

Prior to nominating or appointing individuals as directors, the Board will consider what competencies and skills the Board, as a whole, should possess and assess what competencies and skills each existing director possesses. The Board will consider the appropriate size of the Board, with a view to facilitating effective decision making. In addition, the Board will consider diversity in the selection criteria of new Board members. In carrying out each of these functions, the Board will consider the advice and input of the Corporate Governance and Nominating Committee.

V.	BOARD MEETINGS

The Board is responsible to meet in person, or by telephone conference call (or by other means permitted by applicable laws), at least once each quarter and otherwise as often as required to discharge the duties of the Board.

The independent members of the Board shall hold regular meetings at which non-independent members of the Board and members of management are not in attendance.

VI.	COMMITTEES OF THE BOARD

The Board discharges its responsibilities directly and through its committees. Accordingly, the Board shall:

1.

Establish such committees of the Board (“Committees”) as are required by applicable laws and stock exchange requirements and as are necessary to effectively discharge the duties of the Board, which Committees shall include an audit committee (the “Audit Committee”);

2.	Appoint directors, including independent directors when applicable, to serve as members of each Committee;
3.	Appoint a chair of each Committee to:

 (i)provide leadership to the Committee,

(ii)manage the affairs of the Committee, and

(iii)ensure that the Committee functions effectively in fulfilling its duties to the Board and the Company; and

4.

Regularly receive and consider reports and recommendations of each Committee, including, in particular, the Audit Committee reports and recommendations, particularly with respect to the Company’s annual audit and annual and quarterly reports and financial statements.

VII.	SUPERVISION OF MANAGEMENT

The Board is responsible to:

1.

Select and appoint the Chief Executive Officer (“CEO”), establish CEO goals and objectives, and evaluate CEO performance and develop a written position description for the CEO which includes delineating management’s responsibilities;

2.	Assist the CEO to select and appoint executive officers, establish executive officers’ goals and objectives, and monitor their performance;
3.	Determine the compensation of the CEO, and in conjunction with the CEO, set the compensation of the other executive officers of the Company; and
4.	Maintain a succession plan for the replacement of the CEO and other executive officers.

VIII.	CORPORATE GOVERNANCE

The Board is responsible to:

1.

Develop the Company’s approach to corporate governance and annually review and either approve or require revisions to the mandate of the Board and the charters of each Committee, position descriptions, the code of business conduct and ethics (the “Code”) and all other policies of the Company (collectively the “Governance Documents”);

2.	Take reasonable steps to satisfy itself that each director, the CEO and the executive officers are:

 (i)performing their duties ethically;

(ii)conducting business on behalf of the Company in accordance with the requirements and the spirit of the Governance Documents; and

(iii)fostering a culture of integrity throughout the Company;

3.	Arrange for the public disclosure of the Governance Documents required by law to be publicly disclosed;
4.

Ensure that all new directors receive a comprehensive orientation and that all new directors fully understand: (i) the role of the Board, its Committees and its directors; (ii) the commitment of time and resources that the Company expects; and (iii) the nature and extent of the Company’s business and operations; and

5.

Provide continuing education opportunities for all directors, so that individuals may maintain or enhance their skills and abilities as directors, as well as to ensure their knowledge and understanding of the Company’s business and operations remains current.

IX.	COMMUNICATIONS

The Board is responsible to:

1.	Approve and implement a disclosure policy which provides for disclosure and communications practices governing the Company; and
2.	Approve and maintain a process for the Company’s stakeholders to contact the independent directors directly with concerns and questions regarding the Company.
X.	WAIVERS AND CONFLICTS

The Board is responsible for:

1.	Monitoring compliance with the Code and reviewing departures from the Code;
2.	Providing or denying waivers from the Code; and
3.

Disclosing departures from the Code that constitute a material change (including material departures from the Code by directors or executive officers) and filing the required material change reports containing:

 (i)the date of the departure;

(ii)the parties involved;

(iii)the reason why the Board has or has not sanctioned the departure; and

(iv)any measures taken to address or remedy the departure.

XI.	STRATEGIC PLANNING

The Board has the duty to:

1.

Adopt a strategic planning process, annually approve a strategic plan taking into account, among other things, the opportunities and risks of the Company’s business and operations, and regularly monitor the Company’s performance against its strategic plan;

2.	Approve capital and operating budgets to implement the strategic plan;
3.	Conduct periodic reviews of the Company’s resources, risks, and regulatory constraints and opportunities to facilitate the strategic plan; and
4.	Evaluate management’s analysis of the strategies of existing and potential competitors and their impact, if any, on the Company’s strategic plan.
XII.	RISK MANAGEMENT

The Board has the duty to:

1.	Adopt a process to identify business risks and ensure appropriate systems to manage risks;
2.	Ensure that appropriate internal controls and management information systems are in place;
3.	Together with the Audit Committee, ensure policies and procedures are in place and are effective to maintain the integrity of the Company’s:

 (i)disclosure controls and procedures;

(ii)internal control over financial reporting; and

(iii)management information systems.

XIII.	FINANCIAL MANAGEMENT

The Board has the duty to:

1.	Review and, on the advice of the Audit Committee, approve, prior to their public dissemination:

 (i)interim and annual financial statements and notes thereto;

(ii)management’s discussion and analysis of financial condition and results of operations;

(iii)relevant sections of the Annual Report on Form 10-K and management information circular containing financial information;

(iv)forecasted financial information and forward-looking statements; and

(v)all press releases and other documents in which financial statements, earnings forecasts, results of operations or other financial information is disclosed (this is currently delegated by the Board to the Chair of the Audit Committee); and

2.

Approve dividends and distributions, material financings, transactions affecting authorized capital or the issue and repurchase of shares and debt securities, and all material divestitures and acquisitions.

XIV.	MATERIALS

The Board shall have access to all books, records, facilities and personnel of the Company necessary for the discharge of its duties.

XV.	ADVISORS

The Board has the power, at the expense of the Company, to retain, instruct, compensate and terminate independent advisors to assist the Board in the discharge of its duties.